SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[_]      Definitive Proxy Statement
[_]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to Section 14a-12

                               BALCHEM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

         1) Title of each class of securities to which transaction applies:
                   N/A

         2)       Aggregate number of securities to which  transaction  applies:
                  N/A

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                  N/A

         4)       Proposed maximum aggregate value of transaction: N/A

         5)       Total fee paid: N/A

[_]      Fee paid previously with preliminary materials.

[_]      Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid: N/A
         2)       Form, Schedule or Registration Statement No.: N/A
         3)       Filing Party: N/A
         4)       Date Filed: N/A

                               BALCHEM CORPORATION

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 12, 2008
                    ----------------------------------------


         TO OUR STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BALCHEM CORPORATION will be held in the NASDAQ MarketSite, Times Square, New York, New York, on Friday, June 12, 2008 at 11:00 a.m. for the following purposes:

         1. To elect two Class 3 Directors to the Board of Directors to serve until the Annual Meeting of Stockholders in 2011 and thereafter until their respective successors are elected and qualified;

         2. To approve an amendment to the Corporation's Restated Articles of Incorporation which increases the total number of shares of common stock which the Corporation has authority to issue from twenty-five million (25,000,000) shares of common stock to sixty million (60,000,000) shares (a copy of which is appended to this Proxy Statement as Exhibit A);

         3. To approve the adoption of an amendment and restatement of the Corporation's Amended and Restated 1999 Stock Plan, which is reflected in the Second Amended and Restated 1999 Stock Plan (a copy of which is appended as Exhibit B to this Proxy Statement);

         4. To ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

         5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Information with respect to the above matters is set forth in the Proxy Statement, which accompanies this Notice.

         The Board of Directors has set April 24, 2008 as the record date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof.

         We hope that all stockholders who can conveniently do so will attend the Meeting. Stockholders who do not expect to be able to attend the Meeting are requested to fill in, date and sign the enclosed proxy and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Stockholders who are present at the Meeting may withdraw their proxies and vote in person, if they so desire.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                        Dino A. Rossi, Chairman, President & CEO
Dated: April ____, 2008

 P.O. Box 600, New Hampton, New York 10958 Tel: 845-326-5600 Fax: 845-326-5702
                                www.balchem.com
                                ---------------

                                 PROXY STATEMENT

                               BALCHEM CORPORATION


                                     GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Balchem Corporation (the "Company") to be voted at the 2008 Annual Meeting of Stockholders (the "Annual Meeting" or the "Meeting") to be held at the NASDAQ MarketSite, 4 Times Square, New York, NY, on Thursday, June 12, 2008 at 11:00 AM, local time, and at any adjournments or postponements thereof. This Proxy Statement and a proxy card are expected to be sent to stockholders beginning on or about April ___, 2008.

         The Board of Directors has fixed the close of business on April 24, 2008 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. At the Annual Meeting, stockholders will be asked to consider and vote upon the election of two Class 3 Directors to the Board of Directors to serve until the annual meeting of Stockholders in 2011 and thereafter until their respective successors are elected and qualified. Stockholders will also be asked to ratify the Board of Directors' selection of McGladrey & Pullen, LLP as the Company's independent registered public accounting firm for the 2008 fiscal year. Stockholders will also consider an amendment to the Company's Restated Articles of Incorporation which increases the total number of shares of common stock which the Company has authority to issue from twenty-five million (25,000,000) shares of common stock to sixty million (60,000,000) shares, as well as amendments to the Company's 1999 Stock Plan. Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Sending in a signed proxy will not affect your right to attend the Meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by notifying the Inspectors of Election or the Secretary of the Company of such revocation in writing prior to the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

         Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, email, telefax or in person. All expenses incurred in connection with this solicitation will be borne by the Company. In addition, the Company has engaged _____________________, as the proxy solicitor for the Annual Meeting. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.


                                  PROPOSAL NO.1
                              ELECTION OF DIRECTORS

         The Company's By-laws provide, effective as of the Annual Meeting, for a staggered term Board of Directors consisting of six (6) members, with the classification of the Board of Directors into three classes (Class 1, Class 2 and Class 3). The term of the three current Class 3 directors will expire at the Annual Meeting and the number of Class 3 directors authorized by the Company's By-laws will be reduced to two (2), effective on the date of the Annual Meeting. One current Class 3 director, Hoyt Ammidon, Jr., will retire effective on the date of the Annual Meeting and the other two Class 3 directors, Perry W. Premdas and Dr. John Y. Televantos, are nominated for reelection to the Board. The Class 1 and Class 2 directors will remain in office until their terms expire, at the annual meetings of stockholders to be held in the years 2010 and 2009, respectively.

         Accordingly, at the 2008 Annual Meeting, two Class 3 Directors are to be elected to hold office until the annual meeting of stockholders to be held in 2011 and thereafter until their successors have been elected and qualified. The nominees listed below with brief biographies are currently directors and have been nominated for election after due consideration by the Corporate Governance and Nominating Committee. The Board is not aware of any reason why any such nominee may be unable to serve as a director. If either or both of such nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such other person or persons, as the case may be, as the Board may recommend.


Vote Required to Elect Directors

         Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish to vote in favor of or withhold authority to vote for the Company's nominees for director.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval.

         A director nominee must receive a plurality of the votes cast at the Meeting, which means that a broker non-vote or a vote withheld from a particular nominee or nominees will not affect the outcome of the election of directors.

         All shares represented by duly executed proxies will be voted For the election of the nominees named in this Proxy Statement as directors unless authority to vote For any such nominee has been withheld. If for any reason any such named nominee should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate as may be nominated by the Company's Board of Directors.


Nominees for Election as Director

         Perry W. Premdas, age 55, was appointed as a Director of the Company in January 2008. He is currently retired. From 1999 to 2004, Mr. Premdas was Chief Financial Officer of Celanese AG, a chemical and plastics business spun-off by Hoechst AG and listed on the Frankfurt stock exchange and the NYSE. He was Senior Executive Vice President and Chief Financial Officer of Centeon LLC from 1997 to 1998. Over his 30 year career, he has led the treasury, finance, audit and investor relations functions in US and international companies and had general manager, executive and director roles in various wholly-owned and joint venture operations. Mr. Premdas holds a BA from Brown University and an MBA from the Harvard University Graduate School of Business. He is currently a member of the Board of Directors of Ferro Corporation and Compass Minerals (both listed on the NYSE). Mr. Premdas was recommended to the Company as a director candidate through a third party search firm.

         Dr. John Y. Televantos, age 55, has been a Director since February 2005. Currently, Dr. Televantos is also a Principal of Arsenal Capital Partners, Inc., a private equity investment firm. Dr. Televantos was formerly with Hercules, Inc. as President of the Aqualon Division and as Vice President of Hercules, Inc. from April 2002 through February 2005. He had been President and Chief Executive Officer, and prior to that Chief Operating Officer, of Foamex International during the period from June 1999 through December 2001. Prior to that, he was Vice President, Development Businesses and Research at Lyondell Chemical Company since 1998. Dr. Televantos holds B.S. and Ph.D. degrees in Chemical Engineering from the University of London, United Kingdom. He also has been on several public and private company Boards and is affiliated with other key industry-related groups.



         Upon recommendation by the Corporate Governance & Nominating Committee, the Board of Directors of the Company recommends a vote For the election of
                                                            ---
Perry W. Premdas and John Y. Televantos as Class 3 Directors to hold office until the Annual Meeting of Stockholders for the Year 2011 and until their successors are elected. Proxies received by the Company will be so voted unless such proxies withhold authority to vote for such nominees.


Directors Not Standing For Election

         In addition to Mr. Premdas and Dr. Televantos, the Company's Board of Directors includes the following members:

         Hoyt Ammidon, Jr., age 70, has been a Director of the Company since 2001. He is a retired managing director of Berkshire Capital Corporation, where he served from 1994 to 2004. In accordance with policies established by the Board of Directors, Mr. Ammidon will retire from the Company's Board of Directors effective on the date of the Annual Meeting.

         Edward L. McMillan, age 62, has been a Director of the Company since February 2003. Mr. McMillan owns and manages McMillan, LLC, a transaction-consulting firm that provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to the food and agribusiness industry sectors. From 1988 to 1996, he was President and CEO of Purina Mills, Inc., where he was involved for approximately 25 years in various senior level positions in marketing, strategic planning, and business segment management. Since September 2005, he has been a director of Nutracea, a publicly traded OTC company. In addition, he is also a director of Marical, Inc., a privately held corporation.

         Kenneth P. Mitchell, age 68, has been the Company's Lead Director since October 1, 2005 and has been a Director of the Company since 1993. Mr. Mitchell, who is currently retired, was Chief Executive Officer of Oakite Products Inc. from 1986 to 1993. Since February 1997, he has been a director of Tetra Technologies, Inc., an NYSE traded company, where he also serves as chairman of the Nominating and Corporate Governance Committee.

         Dino A. Rossi, age 53, has been a Director of the Company since 1997 and Chairman of the Company's Board of Directors since February 22, 2007. Mr. Rossi has been President and Chief Executive Officer of the Company since October 1997, Chief Financial Officer of the Company from April 1996 to January 2004 and Treasurer of the Company from June 1996 to June 2003. He was Vice President, Finance and Administration of Norit Americas Inc., a wholly-owned subsidiary of Norit N.V., a Dutch chemicals company, from January 1994 to February 1996, and Vice President, Finance and Administration of Oakite Products Inc., a specialty chemicals company, from 1987 to 1993.

         Dr. Elaine R. Wedral, age 64, has been a Director of the Company since October 2003. Dr. Wedral is retired. Currently she serves as the President of the International Life Sciences Institute in North America. She was President of Nestle R&D Center, Inc. in New Milford, Connecticut and Head of Nestle Food Service Systems worldwide from 1999 to 2005. Prior to that, she held a variety of technical positions at Nestle. Dr. Wedral holds 34 patents in food processing, food nutrition and ingredient areas, and is on the editorial board of Food Processing Magazine. She received her Ph.D. from Cornell University in Food Biochemistry, an M.S. in Food Microbiology and a B.S. from Purdue
University in Biochemistry. She is currently also a director of Sensient Technologies Corporation, a public company listed on the NYSE, and continues to work with several key industry/university related groups in advisory capacity.


Director Independence

         The Board of Directors has made an affirmative determination that each of the Company's directors, other than Mr. Rossi, is independent, as such term is defined under Nasdaq Marketplace Rules.


Meeting Attendance

         During fiscal 2007, the Board of Directors met 5 times during regular meetings and 2 times for telephonic special meetings. Each director attended at least 75% of the meetings of the Board held when he or she was a director and of all meetings of those Committees of the Board on which he or she served.

         The Company has a policy to strongly encourage directors to attend each annual meeting of stockholders. Historically, attendance has been excellent. All directors were in attendance at the Company's 2007 annual meeting of stockholders.

Committees of the Board of Directors

         The Company's Board of Directors has a standing Audit Committee, Executive Committee, Compensation Committee, and Corporate Governance and Nominating Committee. The Board of Directors appoints the members of each Committee. In 2007, the Audit Committee held five meetings, while the Corporate Governance and Nominating and Compensation Committees each held three meetings. The Executive Committee did not meet in 2007.

         Audit Committee. The Audit Committee, in its capacity as a committee of the Board of Directors, is directly responsible for appointing, compensating and overseeing the work of the accounting firm retained for the purposes of preparing or issuing audit reports or related work. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company's financial reporting, internal controls and procedures, and audit functions. Responsibilities, activities and independence of the Audit Committee are discussed in greater detail under the section of this Proxy Statement entitled "Audit Committee Report."

         The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company's Web site, www.balchem.com. The
                                                           ---------------
current members of the Audit Committee are Messrs. Ammidon (Chair), McMillan, Mitchell and Premdas. The Board of Directors of the Company has determined that the Audit Committee Chairman, Mr. Ammidon, qualifies as an "audit committee financial expert", as defined in Section 407 of the Sarbanes-Oxley Act of 2002, and that all members of the Audit Committee are "independent" under the Nasdaq Marketplace Rules applicable to audit committee members. Mr. Premdas will assume the Chairmanship of the Audit Committee upon Mr. Ammidon's retirement at the Annual Meeting. The Board of Directors of the Company has also determined that Mr. Premdas qualifies as an "audit committee financial expert", as defined in
Section 407 of the Sarbanes-Oxley Act of 2002.

         Compensation Committee. The duties of the Compensation Committee are to
(i) recommend to the Board of Directors a compensation program, including incentives, for the Chief Executive Officer and senior executives of the Company, for approval by the full Board of Directors, (ii) prepare an Annual Report of the Compensation Committee for inclusion in the Company's Proxy Statement as contemplated by the requirements of Schedule 14A of the Securities Exchange Act of 1934, as amended, (iii) propose to the full Board of Directors the compensation of directors, and (iv) to administer the Company's 1999 Amended and Restated Stock Plan for officers, directors, directors emeritus and employees of and consultants to the Company and its subsidiaries (referred to in this Proxy Statement as the "1999 Stock Plan" or the "Amended Plan").

         The Board of Directors of the Company has adopted a written charter for the Compensation Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company's Web site, www.balchem.com.
                                                                ---------------
The current members of the Compensation Committee are Dr. Televantos (Chair), Messrs. McMillan and Mitchell, and Dr. Wedral, each of whom are independent directors.

         See "Compensation Discussion and Analysis - Compensation Committee" and "Report of the Compensation Committee of the Board of Directors" below.

         Corporate Governance & Nominating Committee. The duties of the Corporate Governance & Nominating Committee are, among other things, to consider and make recommendations to the Board concerning the appropriate size, function and needs of the Board, to determine the criteria for Board membership, to evaluate and recommend responsibilities of the Board committees, to annually review and assess the adequacy of the Company's corporate governance guidelines and recommend any changes to the Board, to oversee an annual self-evaluation of the Board and Board Committees, to consider matters of corporate social responsibility and corporate public affairs related to the Company's employees and stockholders, to recruit, evaluate and nominate new candidates for directorships, to prepare and update an orientation program for new Directors, to evaluate the performance of current directors in connection with the expiration of their term in office providing advice to the full Board as to nomination for reelection, and to recommend policies on director retirement age.

         The Board of Directors of the Company has adopted a written charter for the Corporate Governance & Nominating Committee, which is available on the Corporate Governance page in the Investor Relations section of the  Company's  Web site,  www.balchem.com  and was attached as Exhibit A to the
                           ---------------
Company's 2006 Proxy Statement. The current members of the Corporate Governance & Nominating Committee are Dr. Wedral (Chair), Messrs. Ammidon and Mitchell and Dr. Televantos.

         Executive Committee. The Executive Committee is authorized to exercise all the powers of the Board of Directors in the interim between meetings of the Board, subject to the limitations imposed by Maryland law. The Executive Committee is also responsible for the recruitment, evaluation and selection of suitable candidates for the position of Chief Executive Officer ("CEO"), for approval by the full Board, for the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO, and for reviewing the CEO's plan of succession for key executives of the Company.

         The current members of the Executive Committee are Messrs. McMillan, Mitchell (Chair), and Dr.
Televantos.

Nominations of Directors

         The Corporate Governance & Nominating Committee considers re-nominating incumbent directors who continue to satisfy the Company's criteria for membership on the Board; whom the Board believes will continue to make contributions to the Board; and who consent to continue their service on the Board. If the incumbent directors are not nominated for re-election or if there is otherwise a vacancy on the Board, the Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates, including members of the Board and management. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. The Committee also considers external director candidates or candidates recommended by one or more substantial, long-term stockholders. Generally, stockholders who individually or as a group hold 5% or more of the Company's common stock and have continued to do so for over one year will be considered substantial, long-term stockholders. The Committee will consider stockholder recommendations regarding potential nominees for next year's annual stockholders meeting, consistent with the policy described above, if the Committee receives such recommendations prior to the deadline for stockholder proposal submissions, set forth below in "Stockholder Proposals for 2009 Annual Meeting." Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that other candidates receive.

         The Committee and the Board has adopted guidelines for identifying or evaluating nominees for director, including incumbent directors and nominees recommended by stockholders. The Company's current policy is to require that a majority of the Board of Directors be independent; at least three of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert. In addition, directors may not serve on the boards of more than three other public companies, without the approval of the Board of Directors; and directors must satisfy the Company's age limit policy for directors which require that a director retire at the conclusion of his or her term in which he or she reaches the age of 70. The guidelines for nomination for a position on the Board of Directors, provide for the selection of nominees based on the nominees' skills, achievements and experience, and contemplate that the following will be considered, among other things, in selecting nominees: knowledge, experience and skills in areas critical to understanding the Company and its business, personal characteristics, such as integrity and judgment, and the candidate's ability to commit to the Board of Directors of the Company.


Lead Director

         Mr. Mitchell has been the Lead Director since 2005. The Lead Director functions, in general, to reinforce the independence of the Board of Directors of the Company. This person is appointed on a rotating basis from the independent Directors. The Lead Director will serve at the election of the Board and, in any event, only so long as that person shall be an independent Director of the Company. The Corporate Governance and Nominating Committee will review annually the description of the Lead Director position and recommend to the Board any changes that it considers appropriate. The Lead Director provides a source of Board leadership complementary to that of the Chairman. Amongst other things, the Lead Director is responsible for working with the Chairman and other directors to set agendas for Board meetings; providing leadership in times of crisis together with the Executive Committee; chairing regular meetings of independent Board members without management present (executive sessions); acting as liaison between the independent Directors and the Chairman; and chairing Board meetings when the Chairman is not in attendance.


Communicating With the Board of Directors

         Members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the General Counsel with a request to forward the communication to the intended recipient. In the alternative, stockholders can direct correspondence to the Board via the Chairman, or to the attention of the Lead Director, in care of the Company at the Company's principal executive office address, P.O. Box 600, New Hampton, NY 10958. The Company will forward such communications, unless of an obviously inappropriate nature, to the intended recipient.

Executive Sessions of the Board of Directors

         The Company's independent Directors meet regularly in executive sessions following each regularly scheduled meeting of the Board of Directors. These executive sessions are presided over by the Lead Director. The independent Directors presently consist of all current Directors, except Mr. Rossi.


Executive Officers

         Set forth below is certain information concerning the executive officers of the Company (other than Mr. Rossi, whose background is described above under the caption "Directors"), which officers serve at the discretion of the Board of Directors:

         Francis J. Fitzpatrick, CPA, age 47, has been the Chief Financial Officer of the Company since January 2004 and Treasurer of the Company since June 2003, and was Controller of the Company from April 1997 to January 2004. He has been an executive officer and Assistant Secretary of the Company since June 1998. He was Director of Financial Operations/Controller of Alliance Pharmaceutical Corp., a pharmaceuticals company, from September 1989 through March 1997.

         Matthew D. Houston, age 44, has been General Counsel since January of 2005 and Secretary, since June of 2005. He was General Counsel and Secretary of Eximias Pharmaceutical Corporation, a privately held corporation from 2001 to 2004. Mr. Houston also held several internal counsel positions at BASF Corporation from 1994 to 2001. Mr. Houston received his Juris Doctorate from Saint Louis University.

         David F. Ludwig, age 50, has been Vice President and General Manager, Specialty Products since July 1999 and an executive officer of the Company since June 2000. He was Vice President and General Manager of Scott Specialty Gases, a manufacturer of high purity gas products and specialty gas blends, from September 1997 to June 1999. From 1986 to 1997 he held various international and domestic sales and marketing positions with Engelhard Corporation's Pigments and Additives Division.

         Robert T. Miniger, age 54, has been Vice President, Human Resources since April 2001 and an executive officer of the Company since June 2003. He was the Global Director of Human Resources for the Industrial Coatings Strategic Business Unit of PPG Industries Inc. from 1995 to 2000. From 1980 to 1995, he held several human resource positions within PPG including glass manufacturing and corporate office assignments.

         Paul H. Richardson, PhD, CChem, age 38, has been Vice President of Research and Development and an Executive Officer of the Company since July 2005, and was Director of Research and Development, January 2004 to July 2005 and Director of Materials Science, January 2001 to January 2004. Since his Bachelors degree in chemistry and PhD in polymer science from the University of Durham, England, Dr. Richardson has held Research Scientist and Project Management positions at Unilever Plc. (January 1995 to April 1997) and National Starch and Chemical Company (September 1997 to December 2000).


Code of Business Conduct and Ethics

         The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company's Chief Executive Officer, Chief Financial Officer, Treasurer and Corporate Controller. The Company has also adopted a Business Ethics Policy applicable to its employees and a further Policy Statement which confirms that, as and when appropriate, the Business Ethics Policy and the Code of Ethics for Senior Financial Officers are applicable to the Company's directors and officers. Any waiver of any provision in the Code of Ethics or Business Ethics Policy in favor of members of the Board or in favor of executive officers may be made only by the Board. Any such waiver, and any amendment to such Code, will be publicly disclosed in a Current Report on Form 8-K. The Code of Ethics and Business Ethics Policy and further Policy Statement are available on the Corporate Governance page in the Investor Relations section of the Company's Web site, www.balchem.com.
                    ---------------

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates.

         The Company believes that during the fiscal year ended December 31, 2007, its officers and directors and holders of more than 10% of the Company's Common Stock complied with Section 16(a) filing date requirements with respect to transactions during such year.


Compensation Committee Interlocks and Insider Participation

         Messrs. McMillan and Mitchell and Drs. Televantos and Wedral, each of whom is a director of the Company, served as the members of the Compensation Committee during 2007. None of Messrs. McMillan or Mitchell or Drs. Televantos or Wedral (i) were, during the last completed fiscal year, an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended, which has not been disclosed.

                                 PROPOSAL NO. 2

                            APPROVAL OF AMENDMENT TO
                THE COMPANY'S RESTATED ARTICLES OF INCORPORATION

         On February 27, 2008, the Board of Directors adopted a resolution recommending that the shareholders approve an amendment to the Company's Restated Articles of Incorporation (the "Charter" or "Articles of Incorporation"). In particular, the Board of Directors recommends that article FOURTH of the Charter be amended to increase the total number of shares of Common Stock that the Company is authorized to issue from twenty-five million (25,000,000) shares to sixty million (60,000,000), which would increase the total number of shares of the Company's capital stock from twenty-seven million (27,000,000) to sixty-two million (62,000,000) shares (the "Amendment"). The Company also is authorized to issue 2,000,000 shares of Preferred Stock, par value $25.00 per share, and the proposed amendment will not affect this authorization.

         If the amendment to the Articles of Incorporation is approved by the stockholders, the Company will promptly file Articles of Amendment with the Maryland Secretary of State reflecting the increase in authorized shares. The amendment will become effective on the date the Articles of Amendment is accepted for filing by the Maryland Secretary of State.

Amendment

         The Amendment to the Company's Articles of Incorporation approved by the Board of Directors on February 27, 2008 and to be voted on at the Meeting is set forth on Exhibit A hereto.

         The  Company's  Articles  of  Incorporation  currently  authorizes  the issuance of twenty-seven million (27,000,000) shares of capital stock. Twenty-five million (25,000,000) shares of which are designated as Common Stock, par value $.06 2/3 per share, and two million (2,000,000) shares of which have been designated as Preferred Stock, par value of $25.00 per share.

         As of March 31, 2008, there were 18,078,425 shares of Common Stock outstanding. In addition, approximately 2,738,312 shares of Common Stock have been reserved for future issuance under the 1999 Stock Plan and the stock option plans which preceded the 1999 Stock Plan whether by outstanding options or by reason of future grants or awards. Balchem has never issued any shares of Preferred Stock.

         The Company has also historically made matching contributions under its 401(k)/Profit Sharing Plan in shares of Common Stock, corresponding in value to up to 35% of employee elective contributions. Plan participants may elect to invest up to 10% of their elective contributions in shares of Common Stock. For 2007, an aggregate of 20,869 shares of Common Stock were issued by the Company to be held by the trustee under the 401(k)/Profit Sharing Plan for plan participant accounts.

         At our 2005 annual meeting, the stockholders approved a measure similar to the present proposal recommended by the then Board of Directors. Specifically, the stockholders approved the increase in the Company's authorized common shares from 10,000,000 shares to 25,000,000 shares. Since the 2005 annual meeting, the Company has twice split its common stock on a 3 for 2 basis, once in December 2005 and again in December of 2006. The Company believes the aforementioned stock splits contributed to increased stockholder value over the past three years.

         As in 2005, the Board of Directors believes that increasing the number of authorized shares of capital stock will provide the Company with greater flexibility to pursue actions that enhance stockholder value (as the Company believes has occurred as a result of the prior authorization). After adjusting for shares of capital stock reserved for issuance under the 1999 Stock Plan, its predecessor stock option plans and shares authorized for issuance under the 401(k)/Profit Sharing Plan, the Company currently has fewer than 3,700,000 shares of capital stock available for issuance. The Board of Directors considers this amount to be insufficient for the Company to meet various needs that may arise from time to time in the future. If approved by stockholders, the Amendment would provide sufficient shares, without additional expense or delay, for investments or acquisitions by the Company, stock sales, grants, sales or awards under future management incentive and employee benefit plans and programs, stock splits or stock dividends and other general corporate purposes.

         As of the date of this Proxy Statement, the Board of Directors has not taken any action which would use the proposed additional authorized shares for any such purposes.



         Each additional share of our Common Stock authorized by the Amendment to the Company's Articles of Incorporation will have the same rights and privileges as each share of Common Stock currently authorized or outstanding. The holders of Common Stock have no preemptive rights. Authorized but unissued shares of our Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further authority from our stockholders, except as otherwise required by applicable law or stock exchange policies.

         The approval of the Amendment will result in a greater number of shares of Common Stock available for issuance. Stockholders could therefore experience a reduction in their stockholders' percentage interest with respect to earnings per share, voting, liquidation value and/or book or market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

Required Vote for Approval of Amendment to Articles of Incorporation

         Under the rules of the Securities and Exchange Commission, boxes are provided on the form of proxy for stockholders to mark if they wish to vote for, withhold authority to vote for, or abstain from voting with respect to the proposal to amend the Company's Articles of Incorporation.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval.

         The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock is required to approve the Amendment to the Company's Articles of Incorporation. Since the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock is required to approve the Amendment, as opposed to a specified percentage of the shares present at the Annual Meeting, the failure to vote in person or by proxy, or an abstention from voting, will have the same effect as a vote against the Amendment. If stockholders do not approve the Amendment, then the Charter will continue in effect without amendment.

         All shares represented by duly executed proxies will be voted For the proposed Amendment to the Company's Articles of Incorporation unless authority to vote For such proposal has been withheld or a vote Against is specified on such proxy.


Recommendation of the Board of Directors Concerning the Amendment to the Articles of Incorporation

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT.
---


                                 PROPOSAL NO. 3
           APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S
                      AMENDED AND RESTATED 1999 STOCK PLAN

         Through its Amended and Restated 1999 Stock Plan (the "Amended Plan"), the Company has utilized stock options and restricted stock purchase awards as a key part of its overall compensation strategy for directors and employees, including executive officers, since its adoption in 1999. In 2003, the stockholder's approved amendments to the Company's original 1999 Stock Plan, including the increase of shares reserved for issuance under the original plan to 1,200,000 (4,050,00 after adjusting for the 2004, 2005 and 2006 three-for-two stock splits) from 600,000 and the authorization of stock awards under the original plan. As of March 31, 2008, there are 343,328 shares available under the Amended Plan.

         The Amended Plan is scheduled to expire in April, 2009, eliminating our ability to utilize stock options, restricted stock purchase awards and other awards as part of our compensation strategy for directors and employees.

         Our Compensation Committee has recommended and our Board of Directors has approved, subject to stockholder approval, the adoption of an amendment and restatement of the Amended Plan (collectively to be referred to as the "Second Amended Plan"), which will provide as follows:

         (1)      for a termination date of April 9, 2018;
         (2) to authorize 4,000,000 shares reserved for future grants under the Second Amended Plan;
         (3) for the making of grants of stock appreciation rights, restricted stock and performance awards;
         (4) for immediate acceleration of vesting of awards issued under the plan in the event of a change in control of the Company; and
         (5) for compliance with the requirements of Sections 409A and 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code" or the "Code").

         The Second Amended Plan is necessary in order to permit us to continue utilizing stock options and other equity awards as part of our compensation strategy for employees, directors, consultants, including executive officers. The Second Amended Plan will enable us to continue the purposes of the Amended Plan by providing continued additional incentives to attract and retain qualified and competent employees and directors. This is in keeping with our overall compensation philosophy, which attempts to place equity in the hands of our employees in an effort to further instill shareholder considerations and values in the actions of such employees. The Company has grown markedly over the past three years and fully expects this trend to continue. Additionally, the Company operates in a highly competitive labor market where equity awards to employees continue to be an important ongoing compensation and motivational tool. Finally, opportunities may arise during the course of business where stock based compensation to selected suppliers of goods and services may be in the best interests of the Company.

         The Second Amended Plan also complies with Section 409A of the Internal Revenue Code. Section 409A was adopted in 2004, and relevant Company documents must comply with the new rules by December 31, 2008. The changes to comply with
Section 409A are technical in nature. In addition, to ensure the deductibility of performance-based compensation under Section 162(m) of the Internal Revenue Code, approval of the Second Amended Plan will constitute approval of the permitted performance goals applicable to performance-based awards and the limit on the number of awards granted to a single participant in any plan year.

         Assuming consistent practice of the Amended Plan, and if shareholders do not approve the Second Amended Plan, we will not be able to make further grants  to  employees  under  the  Amended  Plan  after  April  2009.  For  more information on our Equity Based Compensation, see the sections of this Proxy Statement entitled "Compensation Discussion and Analysis," "Executive Compensation - Terms of Awards," and "Equity Compensation Plan Information."

Description of the Second Amended Plan

         The following summary of the Second Amended Plan is qualified in its entirety by reference to the complete text of the Second Amended Plan, a copy of which is attached to this proxy statement as Exhibit B.

         Shares Reserved For Issuance Under the Second Amended Plan

         The maximum aggregate number of shares of Common Stock that may be issued under the Second Amended Plan is 4 million shares, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations or other changes in the outstanding common stock, all of which may be issued either directly as restricted stock, stock appreciation rights, performance awards or upon the exercise of the stock options granted under the Second Amended Plan. If an Option granted under the Second Amended Plan expires or terminates without having been fully exercised or otherwise ceases to be exercisable in full, the unpurchased shares covered by such Option will again be available for use under the Second Amended Plan. The maximum number of shars subject to award that any participant may be granted in a calendar year is 150,000.

         Administration of the Second Amended Plan

         Consistent with current practice, the Second Amended Plan will be administered by the Board of Directors of the Company or, if the Board of Directors so determines, the Compensation Committee thereof. Subject to the terms of the Second Amended Plan, the Board (or the Committee, as the case may
be) has the authority to determine to whom equity awards shall be granted (subject to certain eligibility requirements for grants of incentive stock options), the number of shares covered by each such grant, where applicable, the exercise or purchase price per share, the time or times at which the equity awards shall be granted, and other terms and provisions governing the equity awards, including any applicable performance criteria, as well as the restrictions, if any, applicable to shares of Common Stock granted as Awards or issuable or purchased pursuant to the Second Amended Plan.

         Awards Under the Second Amended Plan

         Stock Options. The Board of Directors or the Compensation Committee (as the case may be) may grant options qualifying as incentive stock options under the Internal Revenue Code and/or nonqualified stock options. At the time the option is granted, the Board of Directors or the Compensation Committee will determine the number of shares subject to the option, the exercise (or purchase) price per share, the period during which the option may be exercised and the restrictions and conditions on and to that exercise. However, the exercise price of each option will be at least equal to the fair market value of our common stock, and the term of an incentive stock option may not exceed 10 years from the date of grant.

         Stock Appreciation Rights. The Board of Directors or the Compensation Committee (as the case may be) may grant stock appreciation rights ("SARs") either separately or in conjunction with an award of stock options. The term, exercisability and other provisions of an SAR will be fixed by the Board of Directors or Compensation Committee. SARs generally allow the grantee to realize the appreciation in the shares of our Common Stock subject to the grant over the life of the award. Payment of an SAR may be made in cash, shares or a combination of both at the discretion of the Board of Directors or the Compensation Committee. If an SAR granted in combination with an underlying stock option is exercised, the right under the underlying option to purchase shares would terminate.

         Stock and Restricted Stock Awards. The Board of Directors or the Compensation Committee (as the case may be) may also award shares of our Common Stock either as a restricted stock award or as a bonus award that is not subject to restriction. With respect to restricted stock, the Board of Directors or the Compensation Committee shall fix the restrictions and the restriction period applicable to each restricted stock award (which restriction period may be accelerated or waived by the Board of Directors or Compensation Committee). The recipient of a restricted stock award will be unable to dispose of the shares prior to the expiration of the restriction period. Unless otherwise determined by the Board of Directors or the Compensation Committee, during this period, the recipient will be entitled to vote the shares and receive any regular cash dividends on such shares. Each stock certificate representing a restricted share award will be required to bear a legend giving notice of the restrictions in the grant.

         Performance Share Awards. The Board of Directors or the Compensation Committee (as the case may be) may grant Performance Share Awards under which payment may be made in shares of our Common Stock (including restricted shares). Such awards will be paid upon the attainment of certain performance goals measured over a period of not less than three months or more than five years. After the end of each performance period, the Board of Directors or the Compensation Committee will determine the amount, if any, of performance awards payable to each participant based upon the achievement of certain established business criteria. The Board of Directors or the Compensation Committee, in its discretion, will determine the performance goals, the length of an award period and the manner and medium of payment of each Performance Award. In order to receive awards, a grantee must remain in the employ of the Company until the completion of the award period, except that the Board of Directors or Compensation Committee may provide complete or partial exceptions to that requirement as it deems equitable.

         The Committee may determine that SARs, restricted stock or Performance Share Awards granted to an employee shall be considered "qualified performance-based compensation" under Code section 162(m). In setting the performance goals for grants designated as "qualified performance-based compensation", the Committee will use objectively determinable performance goals based on one or more of the following criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, market share, or strategic business criteria consisting of one or more Corporation objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the employee's business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among employees.

         Acceleration of Vesting upon Change of Control

         Upon a Change in Control, all outstanding awards will vest, become immediately exercisable or payable or have all restrictions lifted as may apply to the type of award granted. A "Change of Control" is defined in the Second Amended Plan as:

                  (i) the acquisition of combined voting power of fifty percent (50%) or greater of the then outstanding equity securities of the Company by another entity or person;

                  (ii) consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale of all or substantially all the assets of the Company to another entity, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

                  (iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

                  (iv)     any  other   event,   including  a  merger  or  other
                           transaction, which the Committee designates as a Change in Control with respect to the Company.

         Eligible Participants

         Under the Second Amended Plan, incentive stock options may be granted to employee and officers of the Company. Non-qualified options, SARs, Stock Awards, Restricted Stock and Performance Share Awards may be granted to directors, officers, directors emeritus and consultants.

         Transferability

         Awards granted pursuant to the Second Amended Plan are not assignable or transferable other than by will or by the laws of descent and distribution and are exercisable during the grantee's lifetime only by the grantee. The Board or the Compensation Committee does, however, have the discretion to permit awards to be transferable, consistent with the provisions of the Second Amended Plan.

         Amendment

         The Board of Directors may amend the Second Amended Plan, subject to the requirements of applicable law and other regulatory requirements, including those imposed by Nasdaq, except that stockholder approval must be obtained with respect to any amendment increasing the total number of shares that may be issued, modifying the eligibility for grants of incentive stock options, modifying the minimum exercise price at which incentive stock options may be granted, or extending the term of the Second Amended Plan.

         Term of the Second Amended Plan

         The Amended Plan was effective as of April 9, 1999 and will terminate on April 8, 2009. If approved, the Second Amended Plan, will terminate on April 7 2018, unless terminated earlier by the Board of Directors or extended by the Board with the approval of the shareholders.

Federal Income Tax Consequences

         Stock Options. The grant of an incentive stock option or a non-qualified stock option will not result in income for the grantee or in a deduction for the Company. The exercise of a non-qualified stock option will result in ordinary income for the grantee and a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise. The exercise of an incentive stock option will not result in income for the grantee if the grantee (i) does not dispose of the shares within two years after the date of grant or one year after the transfer of shares upon exercise and
(ii) is an employee of the Company or a subsidiary from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition will be the option price. Any gain will be taxed to the employee as long-term capital gain and the Company would not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

         If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee will recognize ordinary income, and we will be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.

         Restricted Stock Awards. The grant of restricted stock should not result in income for the grantee or in a deduction for the Company for federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture." If there are no such restrictions, the grantee will recognize ordinary income upon receipt of the shares. Dividends paid to the grantee while the stock remained subject to restriction will be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee will receive ordinary income, and we will be entitled to a deduction measured by the fair market value of the shares at the time of lapse (less any amounts paid for the restricted stock at the time of grant.

         SARs and Performance Awards. The grant of an SAR or a Performance Share Award will not result in income for the grantee or in a deduction for the Company. Upon the exercise of a SAR or the receipt of shares or cash under a Performance Share Award, the grantee will recognize ordinary income, and we will be entitled to a deduction measured by the fair market value of the shares plus any cash received.

         Section 162(m). The Second Amended Plan is intended to provide performance-based compensation within the meaning of Section 162(m) of the Code, which generally limits the deduction by an employer for compensation of certain covered officers.

Other Information

         Since it is within the discretion of the Committee to determine which employees and directors will receive awards under the Second Amended Plan, the number of awards to be granted under the Second Amended Plan to specified persons cannot be determined. See "Executive Compensation - Grants of Plan-Based Awards" and "- Director Compensation" for information as to the number and types of awards granted to the Company's named executive officers and directors under the Amended Plan in 2007.

Vote Required to Approve the Second Amended Plan

         Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of the Company's common stock present or represented by proxy at the Meeting.

         All shares represented by duly executed proxies will be voted For the proposed Second Amended Plan unless authority to vote For any such proposal has been withheld or a vote Against is specified on such proxy.


Recommendation of the Board of Directors Concerning the Second Amended Plan

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSAL TO ADOPT THE SECOND AMENDED AND RESTATED 1999 STOCK PLAN, AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE APPROVAL OF SECOND AMENDED AND RESTATED
                                 ---
1999 STOCK PLAN.

                      COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

         During the fiscal year ended December 31, 2007, our Compensation Committee held primary responsibility for determining executive compensation levels. The Committee is composed of four independent directors. The Committee solicits, receives and analyzes compensation recommendations from Company management and consultants to determine each facet of the compensation for our executive officers. The Committee also administers our Amended and Restated 1999 Stock Plan. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels no less than once per calendar year, usually in the first quarter.

         The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. In particular, as a Principal of Arsenal Capital Partners, Inc. Dr. Televantos is exposed to compensation trends of the various companies in which his firm has invested and manages, and Mr. Mitchell is a member of the Compensation Committee of Tetra Technologies, Inc., a publicly traded company. In addition to the extensive experience and expertise of the Committee's members and their familiarity with the Company's performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by the Company, and the Committee has access to readily available public information regarding executive compensation structure and the establishment of appropriate compensation levels.

         The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management where it deems such delegation appropriate and permitted under applicable law.

         In 2003, the Compensation Committee retained Mercer Human Resource Consulting, Inc. to provide an executive compensation study. The results of said effort provided the Compensation Committee broad data with which the Committee was able to benchmark and compare our current executive compensation structure against other similarly situated companies.

         In 2006, the Compensation Committee retained Deloitte Compensation Consulting Group to assist in the development of a revised equity based segment of our executive compensation. In 2007, the Deloitte Compensation Consulting Group continued to provide assistance to the Compensation Committee with respect to total cash compensation and long term compensation as such relates to both executives and directors of the Company. In particular, the Deloitte Compensation Consulting Group delivered a benchmarking analysis of total cash compensation and long term incentives of companies operating in the food, pharmaceutical ingredients and specialty chemical industries, which also have:
(1) demonstrated recent three year revenue growth of 15-25%; (2) a market cap of two hundred million dollars to four hundred million dollars; and (3) two hundred million dollars to five hundred million dollars in revenue. It is through these efforts that we have instituted the structure of our program for granting executives and directors certain cash compensation and equity in the Company, as discussed below.


General Compensation Objectives and Guidelines

         The  Company's  overall  compensation  philosophy  has  been  to  offer competitive salaries, cash incentives, stock options and benefit plans consistent with peer entities and considering the Company's financial performance. Rewarding key employees who contribute to the continued success of the Company through cash compensation and equity participation are key elements of the Company's compensation policy. The Company's executive compensation policy is to attract and retain key executives necessary for the Company's short and long-term success by establishing a direct link between executive compensation and the performance of the Company, by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards, and by providing equity awards to allow executives to participate in enhanced stockholder value.

         In awarding salary increases and bonuses, the Compensation Committee relates various elements of corporate performance to the elements of executive compensation. The Compensation Committee considers whether the compensation package as a whole adequately compensates the applicable executive for the Company's performance during the past year and the executive's contribution to such performance.

         Pursuant to the Company's compensation philosophy, the total annual compensation of its executive officers is primarily made up of base salary, cash-based incentives and stock-based incentive compensation. In addition, the Company provides retirement compensation plans, group welfare benefits and certain perquisites. In executing our executive compensation policy, we seek to reward each executive's achievement of designated objectives relating to our company's annual and long-term performance and individual fulfillment of responsibilities. While compensation survey data and benchmarking are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. Accordingly, our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of the program.

         The Company does not have any formal stock ownership requirements for its executive officers but notes that its directors and executive officers are stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Board of Directors is, however, considering a proposal for the adoption of stock ownership guidelines for directors and officers. The Company provides in its insider trading policies that directors and executive officers may not sell Company securities short and may not sell puts, calls or other similar derivative securities tied to our Common Stock.

Base Salary

         Base salary represents the fixed component of the executive compensation program. The Company's philosophy regarding base salaries is to maintain salaries at reasonably competitive peer group industry levels. Determinations of base salary levels are established based upon the magnitude of responsibilities and the scope of the position, as well as based upon an annual review of marketplace competitiveness and on the Company's existing compensation structure. Periodic increases in base salary relate to individual contributions to the Company's overall performance and industry competitive pay practices. In determining appropriate levels of base salary, the Compensation Committee relied in part on industry compensation surveys, including WorldatWork, a leading not-for-profit association dedicated to knowledge leadership in compensation and benefits, as well as Salary.com and Deloitte Compensation Consulting Group.

         The Committee solicits input from Mr. Rossi with respect to the performance of our executive officers and their compensation levels. During 2007, the base salaries of our executive officers, were increased to the amounts identified in the Summary Compensation Table.

Cash Based Incentives

         Bonuses represent the variable, at-risk, component of the executive compensation program that is tied to both Company performance and individual achievement. The Company's policy is to base a meaningful portion of its executive officers' cash compensation on bonus opportunities. In determining bonuses, the Company considers factors such as the individual's contribution to the Company's performance and the relative performance of the Company during the year.

         At the end of each calendar year, the Compensation Committee of the Board of Directors approves an Incentive Compensation Program for the succeeding calendar year (the "ICP"). The ICP provides for the awarding of bonus compensation to executive officers and certain other employees, based upon objective levels of achievement of specific goals established for the particular officer or employee, and for the weighting of those goals to determine the amount of the bonus.

         The process of establishing applicable goals requires a well-defined annual business plan from which most ICP goals are measured. Our annual business plan evolves from our corporate strategic plan and is approved by the Board of Directors each December for the following fiscal year. Individual goals under the ICP are a composite of our corporate goals and key individual objectives. In addition, no bonuses are required to be paid under the ICP unless a specified minimum level of consolidated net income before interest and taxes ("NIBIT") is achieved by the Company. The Compensation Committee established such minimum level of NIBIT for the 2007 calendar year as part of the approval of the annual plan.

         In addition to NIBIT goal, individual ICP goals involve, amongst other things, the development of new revenue generating products or services meeting our profit criteria; the implementation of procedures that will improve efficiency, effectiveness or safety of our products or services; the development of a change or changes in procedures or processes that reduce cost without sacrificing quality; the improvement of methods resulting in increased productivity without loss of quality; and the development of ideas that will improve quality without increasing cost. Under the ICP, each goal is determined objectively and consistently. The goals require an individual to stretch beyond his or her defined job description responsibility. The value placed on each individual ICP goal depends heavily upon the degree of which the goal will help us meet our annual plan; the relative degree of difficulty, creativity or involvement required to achieve the goal; and the intrinsic value of the goal, i.e., magnitude of income enhancement or cost savings. Each employee will typically have 4-6 ICP goals.

         The following table sets forth the individual ICP goals for bonus cash compensation for the named executive officers, Mr. Rossi, Mr. Fitzpatrick, Dr. Richardson, Mr. Ludwig and Mr. Houston for the fiscal year ended December 31, 2007, together with the corresponding percentage weight of each goal as such related to total ICP bonus for each individual. The goals below were designed to be challenging, yet attainable, but not assured.

                                                 2007 ICP GOALS
------------------------------------------------------------------------------------------------------------------
                                                                                                      Percentage
Name, Title                                        Individual ICP Goals                                Weighted
------------------------------------------------------------------------------------------------------------------
Dino Rossi,             o    Achieve 2007 Annual Plan NIBIT                                              40%
Chairman,               o    Achieve 2007 Annual Plan Consolidated Net Sales at Minimum Gross            10%
President and                Margin Percentage
CEO                     o    Achieve 2007 Annual Plan Return on Company Assets                           10%
                        o    Development, Integration and Completion of Corporate Acquisition(s)         40%

Frank Fitzpatrick,      o    Achieve 2007 Annual Plan NIBIT                                              25%
CFO, Treasurer          o    Achieve 2007 Annual Plan Consolidated Net Sales at Minimum Gross            15%
and Assistant                Margin Percentage
Secretary               o    Achieve 2007 Annual Plan Return on Company Assets                           15%
                        o    Development, Integration and Completion of Corporate Acquisition(s)         15%
                        o    Achieve 2007 Annual Plan Cash Flow                                          15%
                        o    Implementation of 2007 Corporate Tax Strategy                               15%

David Ludwig,           o    Achieve 2007 Annual Plan NIBIT                                              10%
VP/GM,                  o    Achieve 2007Annual Plan Specialty Product Segment Sales                     15%
Specialty               o    Achieve 2007 Specialty Products Segment NIBIT                               25%
Products                o    Achieve 2007 Annual Plan Return on Company Assets                           15%
                        o    Development and Completion of Acquisitions/New Products for to the          35%
                             Specialty Product Segment

Paul Richardson,        o    Achieve 2007 Annual Plan NIBIT                                              10%
VP, Research &          o    Development of New Products, Coatings and Technology in 2008                80%
Development             o    Achieve 2007Annual Plan Encapsulated Products Segment  Sales                10%



Matthew                 o    Achieve 2007 Annual Plan NIBIT                                              20%
Houston,                o    Reduce 2007 Legal Expenses                                                  20%
General Counsel         o    Development, Integration and Completion of Corporate Acquisition(s)         25%
& Secretary             o    Integrate European Operations with US Legal                                 20%
                        o    Develop and implement Corporate Records Retention Policy                    15%
------------------------------------------------------------------------------------------------------------------

         When the Board of Directors establishes the corporate goals for each fiscal year, the Compensation Committee similarly establishes the relative weight of each individual ICP goal based on its importance to the Company's success and the ability of the individual to affect the success or failure of the particular goal. For example, while each of the above individuals shares responsibility to the minimum NIBIT, Dr. Richardson's and Mr. Ludwig's weighted percentage associated with the minimum NIBIT are lower, because of the concentration of their efforts on the Specialty Products and Encapsulated Products segments, respectively.

         In December of 2007, the Compensation Committee eliminated NIBIT as the determining financial performance item upon which bonuses under the ICP would be paid and replaced it with a specified minimum consolidated earnings before interest, taxes, depreciation and amortization ("EBITDA") to be achieved by the Company in order for bonuses to be paid under the ICP. It is the intent of the Company to use EBITDA in this manner on a going forward basis. Accordingly, such minimum level of EBITDA for 2008 is based upon the Company's results of operations for the 2007 calendar year as part of the approval of the annual business plan.

         The 2008 individual ICP goals are similar in scope to the 2007 ICP goals. Below are the 2008 ICP goals for the named executive officers above. As with the 2007 performance goals, the 2008 goals are designed to be challenging, yet attainable, but not assured.

                                                2008 ICP GOALS
------------------------------------------------------------------------------------------------------------------
                                                                                                       Percentage
Name, Title                                         Individual ICP Goals                                Weighted
------------------------------------------------------------------------------------------------------------------
Dino Rossi,             o    Achieve 2008 Annual Plan EBITDA                                               25%
Chairman,               o    Achieve 2008 Annual Plan Return on Company Assets                             20%
President and           o    Execute 2008 Company Corporate Acquisition(s) Strategy                        20%
CEO                     o    Achieve 2008 Annual Plan Earnings per Share of Common Stock                   20%
                        o    Achieve 2008 Annual Plan Consolidated Net Sales of Company                    10%
                        o    Achieve 2008 Annual Plan Equity and Benefits Plan Enhancement                  5%

Frank Fitzpatrick,      o    Achieve 2008 Annual Plan EBITDA                                               25%
CFO, Treasurer          o    Achieve 2008 Annual Plan Return on Company Assets                             15%
and Assistant           o    Execute 2008 Company Corporate Acquisition(s) Strategy                        15%
Secretary               o    Achieve 2008 Annual Plan Cash Flow                                            15%
                        o    Achieve 2008 Annual Plan Earnings per Share of Common Stock                   15%
                        o    Achieve 2008 Annual Plan Equity and Benefits Plan Enhancement                 15%

David Ludwig,           o    Achieve 2008 Annual Plan EBITDA                                               10%
VP/GM,                  o    Achieve 2008Annual Plan Specialty Product Segment Sales                       15%
Specialty               o    Achieve 2008 Specialty Products Segment NIBIT                                 25%
Products                o    Achieve 2008 Annual Plan Return on Company Assets                             10%
                        o    Development of New Products Specific to the Specialty Product Segment         40%

Paul Richardson,        o    Development of New Products in 2008, with Minimal Sales                       65%
VP Research &           o    Achieve 2008 Annual Plan EBITDA                                               20%
Development             o    Achieve 2008Annual Plan Encapsulated Products Segment  Sales                  15%



Matthew                 o    Achieve 2008 Annual Plan EBITDA                                               25%
Houston,                o    Achieve 2008 Legal Expense Budget                                             20%
General Counsel         o    Reduce Company ISS Corporate Governance Quotient                              30%
& Secretary             o    Execute 2008 Company Acquisition(s) Strategy                                  25%
------------------------------------------------------------------------------------------------------------------

         The Compensation Committee sets target bonuses for each executive officer participating in the ICP. Target bonuses are based upon a percentage of each executive officer's base yearly salary. The Compensation Committee determines actual bonus amounts paid to the executive officers, which may be higher or lower than the target bonus, based upon each executive officer's performance relative to the specific established performance goals upon which the target bonus amounts were based.

         Actual bonuses for a particular fiscal year are generally determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation Committee. ICP bonuses were paid in early 2008 to our executive officers for performance during fiscal year ended 2007 in the amounts identified under "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table. Performance based incentive paid to Mr. Rossi is discussed below.

         Pursuant to the terms of the employment agreement between the Company and Mr. Rossi, Mr. Rossi is entitled to earn an annual bonus of up to 100% of his base salary, based upon achieving operating and/or financial targets established by the Board or an authorized committee thereof. Half of such bonus compensation opportunity is determined pursuant to the ICP and those specific goals are set forth above. The Compensation Committee has established a minimum level of consolidated EBITDA for the 2008 fiscal year to be achieved by the Company in order for Mr. Rossi to be entitled to the portion of such bonus compensation not covered by the ICP.

Equity Based Compensation

         The Compensation Committee believes that one important goal of the executive compensation program should be to provide executives, key employees -- who have significant responsibility for the management, growth and future success of the Company, and Directors -- with an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. The goal of this approach is that the interests of the stockholders, executives, employees and Directors will be closely aligned.

         Prior to 2006, we accomplished this goal generally through the granting of stock options to executive officers and other key employees of the Company from time to time, giving them a right to purchase shares of the Company's Common Stock at a specified price in the future. Grants of options have been based primarily on an employee's potential contribution to the Company's growth and financial results. Options have been granted at the prevailing market value of the Company's Common Stock and accordingly will only have value if the Company's stock price increases. With limited exceptions, grants of options to employees have provided for incremental vesting over three years and the individual must be employed by the Company for such options to vest.

         Partially in response to changes in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. Beginning in 2006 and continuing thereafter, the Company grants a combination of restricted shares and options to our executives. We also granted restricted shares to our non-management directors in 2005 and 2006. Restricted stock, which vests over an extended period, encourages ownership and commitment at the director level.

         Awards under the Company's 1999 Stock Plan are based upon individual contribution and expected contribution going forward, and may or may not be granted in any given fiscal year. The Committee considers Company performance, as well. It is our expectation to continue yearly grants of restricted stock awards and non-qualified options to executive officers. It is now the practice of the Compensation Committee to review and approve awards for officers and certain employees during its December meeting. To avoid timing of equity-based awards ahead of the release of our quarterly earnings and other material non-public information, the annual awards to our senior management, including executive officers, are typically granted coinciding with the date of our December Board of Directors Meeting.

         The Compensation Committee postponed the grant awards of equity in December of 2007, as is the usual practice and intention of the Committee, to await the results of an executive compensation study which was performed by Deloitte Compensation Consulting Group. The final data of this study was presented to the Compensation Committee in January of 2008. These awards were then granted in January of 2008, but intended to apply to the individual's performance for 2007. Accordingly, our named executive officers were granted the following restricted shares in January of 2008: Mr. Rossi: 13,500 shares; Mr.
Fitzpatrick: 4,500 shares; Mr. Ludwig: 2,500 shares; Mr. Houston: 1,500 shares; and Dr. Richardson: 4,000 shares. Additionally, in January 2008, we granted Non-Qualified Options to our executive officers as follows: Mr. Rossi, Mr. Fitzpatrick, Mr. Ludwig, Mr. Richardson and Mr. Houston were granted options to purchase 45,000; 35,000; 26,500; 20,500; and 10,000 shares, respectively, at an exercise price of $20.41 per share, which was the common stock price at the end of trading on day of grant.

Employment Agreement

         The Company entered into an employment agreement with Mr. Rossi in 2001. Except for Mr. Rossi, there are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments. The Company does not have a written policy regarding employment agreements.

Retirement Plans

401(k)/Profit Sharing Plan

         The Company's executive officers, as well as most employees, are eligible to participate in the 401(k) Retirement Plan/Profit Sharing Plan (the "401(k) Plan"). The 401(k) Plan provides that participating employees may make elective contributions of up to 15% of pre-tax salary, subject to ERISA limitations, and for the Company to make matching contributions on a monthly basis equal in value to 35% of each participant's elective contributions. Such matching contributions are made in shares of the Company's Common Stock.

         The profit-sharing portion of the 401(k) Plan is discretionary and non-contributory. Profit sharing contributions are restricted to employees (including executive officers) who have completed 1,000 hours of service and are employed on the last day of a plan year. The Company contributes, in cash, a minimum of 3.55% of an eligible participant's taxable compensation (subject to certain exclusions).

Perquisites

         Perquisites are granted to the executive officers occasionally and are generally de minimis and not a material component of compensation.

         Mr. Rossi is entitled to the use of an automobile leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. He is also entitled to the use of a financial planner, as well as participation in a country club membership for corporate business. Mr. Ludwig is also entitled to the use of an automobile leased by the Company. The Company pays to insure and maintain both Mr. Rossi's and Mr. Ludwig's automobiles. The Company also pays fuel expenses to the extent related to Company business. Messrs. Fitzpatrick and Houston and Dr. Richardson receive cash allowances associated with the use of their personal automobiles.

         The following Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

                          COMPENSATION COMMITTEE REPORT

         We have reviewed and discussed the above "Compensation Discussion and Analysis" with management.

         Based upon this review and discussion, we have recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement.

         Submitted by the Compensation Committee of the Board of Directors.

                                                John Y. Televantos (Chairman)
                                                Edward L. McMillan
                                                Kenneth P. Mitchell
                                                Elaine R. Wedral

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE


The following table sets forth the compensation earned by (i) our Chief Executive Officer ("Principal Executive Officer"), (ii) our Chief Financial Officer ("Principal Financial Officer"), and (iii) each of our three most highly compensated executive officers (each a "Named Executive Officer") for the fiscal years ended December 31, 2007 and 2006.


                                                 Summary Compensation Table
----------------------------------------------------------------------------------------------------------------------------
                                                                                   Non-Equity
                                                          Stock       Option     Incentive Plan     All Other
                                                          Awards      Awards      Compensation    Compensation
       Name and Principal                    Salary        (1)          (1)            (2)             (3)           Total
            Position               Year        ($)         ($)          ($)            ($)             ($)            ($)
----------------------------------------------------------------------------------------------------------------------------
  Dino A. Rossi                    2007      $368,814     $56,111     $209,769       $260,000       $13,688 (a)    $908,382
  Chairman, President &            2006      $338,600      $3,778     $198,528       $212,445       $17,364 (b)    $770,715
  CEO

  Francis J. Fitzpatrick           2007      $180,000     $18,704     $161,359        $59,220       $21,993 (c)    $441,275
  CFO, Treasurer and               2006      $169,000      $1,259     $152,270        $62,406       $21,582 (d)    $406,517
  Asst. Secretary

  David F. Ludwig                  2007      $201,385     $12,469     $129,226        $52,636       $13,689 (e)    $409,404
  VP/GM Specialty Products         2006      $193,481        $839     $123,072        $41,894       $18,026 (f)    $377,312

  Paul H. Richardson               2007      $166,000     $18,704     $101,854        $34,160       $20,773 (g)    $341,490
  VP, R&D                          2006      $155,385      $1,259      $80,852        $43,575       $20,357 (h)    $301,428

  Matthew D. Houston               2007      $168,115      $6,235      $36,807        $42,250       $18,327 (i)    $271,733
  General Counsel and
  Secretary
----------------------------------------------------------------------------------------------------------------------------

(1) The amounts included in the "Stock Awards" and "Option Awards" columns reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. With respect to the amounts reported for 2006, these amounts relate to awards granted in 2006 and in prior years. With respect to the amounts reported for 2007, since we did not make any stock awards or option awards during the fiscal year ended December 31, 2007, these amounts relate solely to awards granted in prior years. A discussion of the assumptions used in valuation of stock and option awards may be found in "Note 2 - Stockholders' Equity" in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008.
(2)      Reflects the value of cash incentive bonuses earned under our ICP.
(3) The amounts reflected represent employer matching contributions and profit sharing contributions made under the Company's combined 401(k)/profit sharing plan, automobile allowance and the Company paid portion of life, health, and disability insurance benefits, in the following amounts for each Named Executive Officer for the indicated year:
                  (a)      Mr. Rossi's other  compensation  for 2007 consists of
                           $13,412  for   contributions   under  the   Company's
                           401(k)/profit   sharing  plan,  $5,000  for  personal
                           automobile allowance, and $276 for life, health and disability insurance benefits.

                  (b) Mr. Rossi's other compensation for 2006 consists of $13,060 for contributions under the Company's 401(k)/profit sharing plan, $3,506 for personal automobile allowance, and $798 for life, health and disability insurance benefits.
                  (c) Mr. Fitzpatrick's other compensation for 2007 consists of $13,412 for contributions under the Company's 401(k)/profit sharing plan, $8,400 for automobile allowance, and $180 for life, health and disability insurance benefits.
                  (d) Mr. Fitzpatrick's other compensation for 2006 consists of $13,060 for contributions under the Company's 401(k)/profit sharing plan, $8,308 for automobile allowance, and $214 for life, health and disability insurance benefits.
                  (e) Mr. Ludwig's other compensation for 2007 consists of $13,412 for contributions under the Company's 401(k)/profit sharing plan, $4,707 for personal automobile allowance, and $276 for life, health and disability insurance benefits.
                  (f) Mr. Ludwig's other compensation for 2006 consists of $13,060 for contributions under the Company's 401(k)/profit sharing plan, $4,524 for personal automobile allowance, and $259 for life, health and disability insurance benefits.
                  (g) Mr. Richardson's other compensation for 2007 consists of $12,865 for contributions under the Company's 401(k)/profit sharing plan, $7,800 for automobile allowance, and $108 for life, health and disability insurance benefits.
                  (h) Mr. Richardson's other compensation for 2006 consists of $12,738 for contributions under the Company's 401(k)/profit sharing plan, $7,500 for automobile allowance, and $119 for life, health and disability insurance benefits.
                  (i) Mr. Houston's other compensation for 2007 consists of $11,145 for contributions under the Company's
                           401(k)/profit sharing plan, $7,062 for automobile allowance, and $120 for life, health and disability insurance benefits.


Grants of Plan Based Awards

         The following table discloses the plan based awards granted in 2007. It includes the target levels for bonus awards under our non-equity incentive plan for 2007. As discussed in the Compensation Discussion and Analysis, the Company did not grant stock options or restricted stock to its Named Executive Officers in 2007. Although the practice of the Company is to grant such equity to those individuals in December of each fiscal year, the Compensation Committee awaited results of an executive compensation study which was performed by Deloitte Compensation Consulting Group. The final data of this study was presented to the Compensation Committee in January of 2008. The actual number of stock options and restricted stock awards granted in fiscal 2008, but applicable to fiscal 2007, are as set forth in the table below.

                                            Estimated Future Payouts
                                           under Non-Equity Incentive        All Other     All Other
                                                Plan Awards (1)                Stock         Option
                                       -----------------------------------    Awards:       Awards:      Exercise
                                                                             Number of     Number of     Price of
                                                                             Shares of     Securities     Option   Grant Date
                             Grant                                          Restricted     Underlying     Awards   Fair Value
          Name                Date       Threshold    Target     Maximum    Stock (#)    Options (#)     ($/Sh)        (2)
------------------------------------------------------------------------------------------------------------------------------
Dino A. Rossi              1/12/2008         --      $212,500    $276,250     13,500        45,000        $20.41    $561,515

Francis J. Fitzpatrick     1/12/2008         --       $63,000     $81,900      4,500        35,000        $20.41    $314,674

David F. Ludwig            1/12/2008         --       $70,700     $91,910      2,500        26,500        $20.41    $219,799

Paul H. Richardson         1/12/2008         --       $60,200     $78,260      4,000        20,500        $20.41    $212,063

Matthew D. Houston         1/12/2008         --       $42,250     $54,925      1,500        10,000        $20.41     $94,310
------------------------------------------------------------------------------------------------------------------------------

(1) Represents target payout levels under the ICP for 2007 performance. The actual amount of incentive bonus earned by each Named Executive Officer in 2007 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of the ICP is included in the Compensation Discussion and Analysis.
(2) The FAS 123(R) value of awards granted on 1/12/2008 was $20.34 per share of restricted stock, and $6.38 per stock option with an exercise price of $20.41.

Employment Agreement

         As of January 1, 2001, the Company entered into an Employment Agreement with Mr. Rossi, which provides for Mr. Rossi to serve as the Company's President and Chief Executive Officer. Mr. Rossi's Employment Agreement initially provided for a base salary, subject to annual increases if approved by the Board of Directors. Mr. Rossi's current salary for fiscal 2008 pursuant to the Employment Agreement is $425,000. Mr. Rossi is eligible to earn a bonus of 50% of base salary under the ICP. Mr. Rossi is also eligible to receive a performance bonus (as determined by the Board of Directors) of up to 50% of annual salary, based on a target figure which exceeds financial targets established by the Board of Directors in the ICP, for each fiscal year during the term of his employment.

         Mr. Rossi's Employment Agreement also provides that if the Company terminates his employment other than for cause or in the event Mr. Rossi terminates  his  employment  under  certain  limited  circumstances  effectively amounting to a constructive termination, he will be entitled to severance payments of 150% of his then current annual salary, and if such termination by the Company occurs within two years after a change of control event involving the Company he would be entitled to severance payments equal to 200% of the sum of his then current annual salary plus the annual bonus earned by him for the fiscal year immediately preceding the year in which the change of control event occurred. If Mr. Rossi were to terminate his employment prior to the second anniversary of such a change of control event, he would be entitled to severance payments equal to 100% of his then current annual salary. In the event of any termination by the Company entitling Mr. Rossi to severance payments, his theretofore granted but unvested options to purchase Common Stock of the Company would immediately vest and be exercisable in accordance with their terms. Mr. Rossi's entitlement to severance payments would be subject to a modified payment schedule to the extent necessary to avoid such payments being considered an "excess parachute payment" for purposes of Section 280G of the Internal Revenue Code. During the period of Mr. Rossi's employment (or, in the case of a voluntary termination by Mr. Rossi or a termination of his employment by the Company for cause, the balance of the term of the Employment Agreement before giving effect to such termination) and for a period of one year thereafter, the Employment Agreement imposes on Mr. Rossi certain non-competition and non-solicitation obligations regarding the Company and its customers and its employees.

         The Employment Agreement was amended as of December 9, 2005 to conform certain provisions thereof to Section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004, and the proposed regulations issued by the Treasury Department under Section 409A. The amendment provides that certain payments to Mr. Rossi in connection with the termination of his employment would not be due and payable before six months after the applicable termination. The six-month delay relates to Mr. Rossi's status as a "key employee" (as defined under Section 409A and the accompanying proposed regulations).

Terms and Conditions of Awards

         The 1999 Stock Plan was adopted and approved by our stockholders in 1999 and was amended in 2003. Under the 1999 Stock Plan, the officers and other employees of the Company may be granted options to purchase Common Stock of the Company which qualify as "incentive stock options" ("ISO" or "ISOs") under
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); directors, officers and employees may be granted options to purchase Common Stock which do not qualify as ISOs ("non-Qualified Option" or "Non-Qualified Options"); and directors, officers and employees may be granted the right to make direct purchases of Common

Stock from the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to in this Proxy Statement individually as an "Option" and collectively as "Options." The exercise price per share specified to each Option granted under the 1999 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant.

         All of our restricted stock awards for executive officers have the same features. Each executive officer may purchase the stock at a purchase price equal to the par value of the shares ($.06-2/3 per share). The purchased restricted stock is subject to a repurchase option in favor of the Company and to restrictions on transfer until it vests. The purchased stock will vest in full in four years, or upon an earlier change of control of the Company, provided the executive officer is employed by the Company on that date. In the event the purchaser's employment with the Company is terminated for cause or upon the purchaser's voluntary resignation from the Company's employ, prior to vesting in full, the Company may repurchase all of the purchased shares at a purchase price of $.06-2/3 per share. The Company may repurchase a pro-rated amount of the purchased shares, based on the amount of time remaining until the vesting date, at a purchase price of $.06-2/3 per share in the event the purchaser ceases to be an employee of the Company prior to vesting by reason of:
(1) the purchaser's voluntary retirement from the Company's employ at or after age 62; (2) the purchaser's death, major disability or significant illness; or
(3) termination of the purchaser's employment by the Company without cause. Repurchases are subject to the approval of the Compensation Committee of the Board.

         Our Non-Qualified Options granted vest as follows: 20% on the first anniversary of the grant date; 40% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date. Our Non-Qualified Options expire ten years after grant.

Outstanding Equity Awards at Fiscal Year End

         The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2007 for each Named Executive Officer. The table also discloses the number and value of unvested restricted stock awards as of December 31, 2007.


                                                   Option Awards                                       Stock Awards
                             ---------------------------------------------------------------    ---------------------------
                                  Number of Securities
                                 Underlying Unexercised                                                          Market
                                        Options (#)                                              Number         Value of
                             ---------------------------------                                  of Shares      Shares of
                                                                                                   Of             Stock
                                                                                                  Stock         that Have
                                                                   Option        Option         that Have          Not
                              Exercisable            Un-          Exercise      Expiration          Not         Vested (3)
          Name                    (1)           Exercisable (1)   Price ($)        Date          Vested(2)         ($)
--------------------------   --------------     --------------   -----------   -------------   ------------    ------------
Dino A. Rossi                    16,875                 -         $  1.88         10/21/09
                                 23,625                 -         $  3.30         09/15/10
                                 67,500                 -         $  6.27         10/25/11
                                 67,500                 -         $  6.83         09/12/12
                                 67,500                 -         $  6.77         12/12/13
                                 74,250                 -         $  8.77         09/16/14
                                 54,000 (4)        36,000 (4)     $ 13.81         09/16/15
                                  9,000 (5)        36,000 (5)     $ 17.81         12/08/16
                                                                                                13,500 (6)         $231,120


Francis J. Fitzpatrick           40,500                 -         $  6.83         09/12/12
                                 50,625                 -         $  6.77         12/12/13
                                 60,750                 -         $  8.77         09/16/14
                                 40,500 (7)        27,000 (7)     $ 13.81         09/16/15
                                  6,900 (8)        27,600 (8)     $ 17.81         12/08/16
                                                                                                 4,500 (9)         $ 77,040


                                       27

David F. Ludwig                  12,150                 -         $  6.83         09/12/12
                                 32,400                 -         $  6.77         12/12/13
                                 50,625                 -         $  8.77         09/16/14
                                 32,400 (10)       21,600 (10)    $ 13.81         09/16/15
                                  5,400 (11)       21,600 (11)    $ 17.81         12/08/16
                                                                                                3,000 (12)         $ 51,360

Paul H. Richardson                5,400                 -         $  6.77         12/12/13
                                 13,500                 -         $  8.77         09/16/14
                                 13,500 (13)        9,000 (13)    $ 13.19         06/24/15
                                 13,500 (14)        9,000 (14)    $ 13.81         09/16/15
                                  4,500 (15)       18,000 (15)    $ 17.81         12/08/16
                                                                                                4,500 (16)         $ 77,040

Matthew D. Houston               19,050                 -         $  9.87         01/24/15
                                  6,750 (17)        4,500 (17)    $ 13.81         09/16/15
                                    900 (18)        3,600 (18)    $ 17.81         12/08/16
                                                                                                1,500 (19)         $ 25,680

         (1) Stock option awards are exercisable 20% after 1 year, 60% after 2 years and 100% after 3 years from the date of grant.

         (2) Restricted stock vests 20% on the first anniversary of the grant date; 40% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date.

         (3) Value is computed based on the closing price of our Common Stock on the NASDAQ on December 29, 2006, which was $17.12 per share.

         (4) Mr. Rossi's 90,000 options granted on September 16, 2005 at $13.81 per share became exercisable starting September 16, 2006 with twenty percent being exercisable on this date and an additional forty percent being exercisable on September 16, 2007 and 2008, respectively.

         (5) Mr. Rossi's 45,000 options granted on December 8, 2006 at $17.81 per share became exercisable starting December 8, 2007 with twenty percent being exercisable on this date and an additional forty percent being exercisable on December 8, 2008 and 2009, respectively.

         (6) Mr. Rossi's 13,500 share restricted stock award granted on December 8, 2006 for $.06 2/3 per share will vest in full on December 8, 2010.

         (7) Mr. Fitzpatrick's 67,500 options granted on September 16, 2005 at $13.81 per share became exercisable starting September 16, 2006 with twenty percent being exercisable on this date and an additional forty percent being exercisable on September 16, 2007 and 2008, respectively.

         (8) Mr. Fitzpatrick's 34,500 options granted on December 8, 2006 at $17.81 per share became exercisable starting December 8, 2007 with twenty percent being exercisable on this date and an additional forty percent being exercisable on December 8, 2008 and 2009, respectively.

         (9) Mr. Fitzpatrick's 4,500 share restricted stock award granted on December 8, 2006 for $.06 2/3 per share will vest in full on December 8, 2010.

         (10) Mr. Ludwig's 54,000 options granted on September 16, 2005 at $13.81 per share became exercisable starting September 16, 2006 with twenty percent being exercisable on this date and an additional forty percent being exercisable on September 16, 2007 and 2008, respectively.

         (11) Mr. Ludwig's 27,000 options granted on December 8, 2006 at $17.81 per share became exercisable starting December 8, 2007 with twenty percent being exercisable on this date and an additional forty percent being exercisable on December 8, 2008 and 2009, respectively.

         (12) Mr. Ludwig's 3,000 share restricted stock award granted on December 8, 2006 for $.06 2/3 per share will vest in full on December 8, 2010.

         (13) Mr. Houston's 11,250 options granted on September 16, 2005 at $13.81 per share became exercisable starting September 16, 2006 with twenty percent being exercisable on this date and an additional forty percent being exercisable on September 16, 2007 and 2008, respectively.

         (14) Mr. Richardson's 13,500 options granted on June 24, 2005 at $13.81 per share became exercisable starting June 24, 2006 with twenty percent being exercisable on this date and an additional forty percent being exercisable on June 24, 2007 and 2008, respectively.

         (15) Mr. Richardson's 22,500 options granted on September 16, 2005 at $13.81 per share became exercisable starting September 16, 2006 with twenty percent being exercisable on this date and an additional forty percent being exercisable on September 16, 2007 and 2008, respectively.

         (16) Mr. Richardson's 22,500 options granted on December 8, 2006 at $17.81 per share became exercisable starting December 8, 2007 with twenty percent being exercisable on this date and an additional forty percent being exercisable on December 8, 2008 and 2009, respectively.

         (17) Mr. Richardson's 4,500 share restricted stock award granted on December 8, 2006 for $.06 2/3 per share will vest in full on December 8, 2010.

         (18) Mr. Houston's 4,500 options granted on December 8, 2006 at $17.81 per share became exercisable starting December 8, 2007 with twenty percent being exercisable on this date and an additional forty percent being exercisable on December 8, 2008 and 2009, respectively.

         (19) Mr. Houston's 1,500 share restricted stock award granted on December 8, 2006 for $.06 2/3 per share will vest in full on December 8, 2010.


Option Exercises and Stock Vested

         The following table sets forth certain information regarding options and stock awards exercised and vested, respectively, by each of our Named Executive Officers during the fiscal year ended December 31, 2007.

                            Option Exercises and Stock Vested Table

                                                 Option Awards                           Stock Awards
                                      -------------------------------------   -----------------------------------
                                         Number of                              Number of
                                          Shares         Value Realized           Shares
                                        Acquired on        on Exercise          Acquired on      Value Realized
                Name                   Exercise (#)          ($)(1)             Vesting (#)      on Vesting ($)
------------------------------------  ---------------   ------------------     ---------------   ----------------
  Dino A. Rossi                                96,525           $1,253,501                   -                 -
  Francis J. Fitzpatrick                            -                    -                   -                 -
  David F. Ludwig                                   -                    -                   -                 -
  Paul H. Richardson                                -                    -                   -                 -
  Matthew D. Houston                                -                    -                   -                 -

     (1) Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

Termination of Employment and Change of Control Arrangements

         Agreement with Dino A. Rossi. We entered into an employment agreement with Dino A. Rossi on January 1, 2001, which provides for automatic one-year extensions of the employment term unless either party provides written notice of its intention not to extend the agreement within 60 days of the end of the then-current term. Mr. Rossi receives an annual base salary of $425,000 in 2008, an annual incentive bonus and medical and other benefits. Mr. Rossi's bonus is targeted to be 50% of his base salary for the appropriate year, although he may be entitled to up to 100% of his base salary as bonus.

         If we terminate Mr. Rossi's Employment Agreement other than for cause or in the event Mr. Rossi terminates his employment under certain limited circumstances effectively amounting to a constructive termination, he will be entitled to severance payments of 150% of his then current annual salary, plus the pro rata portion of the annual bonus he would have received had he been employed by us through the end of the full fiscal year in which the termination occurred. If such termination by the Company occurs within two years after a change of control event, he would be entitled to severance payments equal to 200% of the sum of his then current annual salary plus the annual bonus earned by him for the fiscal year immediately preceding the year in which the change of control event occurred. If Mr. Rossi were to terminate his employment prior to the second anniversary of such a change of control event, he would be entitled to severance payments equal to 100% of his then current annual salary. In the event of any termination by the Company entitling Mr. Rossi to severance payments, his granted but unvested options and restricted stock would immediately vest and be exercisable in accordance with their terms.

         Under the employment agreement with Mr. Rossi, "Cause" means: habitual absence or lateness; gross insubordination; failure to devote full time to Company's business; failure to comply with the obligations of confidentiality; any action which constitutes a violation of any applicable criminal statute; or any act which frustrates or violates the undivided duty of loyalty owed by Mr. Rossi to the Company. In addition, "Change in Control" means:

                  (a) any person or group is or becomes (including by merger, consolidation or otherwise) the beneficial owner, directly or indirectly, of 50% or more of the voting power of the total outstanding voting stock of Company;

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Director of the Company (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 75% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board of Directors then in office; or

                  (c) the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the capital stock or assets of Company to any person or group as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the ultimate beneficial owners of the voting stock of such person immediately after giving effect to such transaction own, directly or indirectly, more than 80% of the total voting power of the total outstanding voting stock of Company immediately prior to such transaction.

         The amount of compensation payable to Mr. Rossi in the event of termination of employment, assuming termination as of December 31, 2007, and a share price for the Company's common stock equal to the closing market price on the last trading day prior to that date, is set forth in the table below. We are not obligated to provide any compensation to Mr. Rossi in the case of a change in control that does not result in termination of employment.

                                      Benefits and Payments upon Termination
---------------------------------------------------------------------------------------------------------------------
                                                                                           Acceleration
                                                                                                of
                                                                                            Vesting of
                                                                                              Options
                                                                                                and
                                                                                ICP         Restricted
                                                             Base Salary      Bonus(1)         Stock        Total
                                                         ------------------------------------------------------------
Voluntary termination by Mr. Rossi or termination
for Cause                                                             $0      $368,814       $5,658,311   $5,658,311

Termination by Mr. Rossi within 12 months after
demotion by Company or as a result of constructive
termination                                                     $553,221      $368,814       $6,376,118   $7,298,153

Termination by Company following a Change in
Control, except for Cause(2)                                    $737,628      $737,628       $6,376,118   $7,851,374

Voluntary termination by Mr. Rossi following a
Change of Control(2)                                            $368,814      $368,814       $6,376,118   $7,113,749

Termination by Company for any reason other than
for Cause or after receipt of notice of termination
from Mr. Rossi                                                  $553,221      $368,814       $6,376,118   $7,298,153


Death                                                                 $0      $368,814       $5,658,311   $5,658,311
---------------------------------------------------------------------------------------------------------------------

(1)      Represents the target bonus level under the ICP.
(2) Assumes the Change of Control occurred within the two year period prior to December 31, 2007.

The amounts shown in the table above do not include payments for accrued salary and vacation, or payments made under the life insurance policy in the case of death

         All of our executive officers other than Mr. Rossi are employees-at-will and, as such, do not have employment agreements, therefore, we are not obligated to provide any post-employment compensation or benefits. However, upon a change of control, as defined in the 1999 Stock Plan, and at the sole discretion of the Compensation Committee, all unvested stock option grants may become exercisable and all outstanding restricted share grants may fully vest.

Director Compensation

         For 2007, the Company paid each of its directors, other than Mr. Rossi, an annual retainer of $18,000 and $4,000 for each Board meeting attended, plus expense. For fiscal 2007, the Company also paid to each of its directors serving on Committees the following fees, plus expenses, for each Committee meeting attended: Chairman of the Audit Committee, $2,500; Chairman of the Compensation Committee, $2,000; chairman of all other Committees, $1,500; and all other Committee members, $1,000. The Lead Director was paid an additional $5,000 retainer fee for the year.

         The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of the Company's directors (other than Mr. Rossi, whose compensation is set forth in the Summary Compensation Table above) during the fiscal year ended December 31, 2007.


                                     Fees
                                   Earned or         Stock          All Other
                                    Paid in         Awards        Compensation
            Name                    Cash ($)       (1)(2)($)           ($)           Total ($)
----------------------------     --------------   -----------   ----------------   ------------
  Hoyt Ammidon, Jr.                  $41,500        $106,050            -            $147,550
  Edward McMillan                    $41,000        $106,050            -            $147,050
  Kenneth Mitchell                   $47,000        $106,050            -            $153,050
  Perry Premdas                            -        $145,463            -            $145,463
  John Televantos                    $43,000        $106,050            -            $149,050
  Elaine Wedral                      $42,000        $106,050            -            $148,050

(1) On February 27, 2008, each director, other than Mr. Rossi and Mr. Premdas was awarded 5,000 shares of restricted stock. Mr. Premdas was awarded 6,750 shares of Restricted Stock on January 2, 2008. The shares are subject to a repurchase option in favor of the Company and to restrictions on transfer until they vest in accordance with the provisions of the Restricted Stock Purchase Agreement dated February 27, 2008 or January 2, 2008, as applicable, between the Company and each such director. The amounts included in the "Stock Awards" column reflect the dollar amount to be recognized for financial statement reporting purposes beginning for the fiscal year ended December 31, 2008, in accordance with FAS 123(R) adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. The weighted average grant date fair value per share of each award was $21.35. A discussion of the assumptions used in valuation of stock and option awards may be found in "Note 2 - Stockholders' Equity" in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the SEC on March 17, 2008.
(2) The following table shows the aggregate number of options and stock awards outstanding for each Outside Director as of December 31, 2007:

                                   Aggregate       Aggregate
                                  Stock Option    Stock Awards
                                  Outstanding     Outstanding
                                     as of           as of
             Name                  12/31/2007      12/31/2007
---------------------------------------------------------------
   Hoyt Ammidon, Jr.                  38,011         13,500
   Edward McMillan                    41,386         13,500
   Kenneth Mitchell                   38,011         13,500
   Perry Premdas                           -              -
   John Televantos                     4,500         13,500
   Elaine Wedral                      29,623         13,500


         Directors have entered into Restricted Stock Purchase Agreements with the Company to purchase the Company's Common Stock pursuant to the Company's 1999 Stock Plan. These Agreements replace the stock option plan in which non-employee directors participated in prior years.

         Under the Agreements, each of Mr. Ammidon, Jr., Dr. Televantos, Mr. McMillan, Mr. Mitchell and Dr. Wedral purchased 13,500 shares of the Company's Common Stock at the purchase price of $.06-2/3 per share. The purchased stock is subject to a repurchase option in favor of the Company and to restrictions on transfer until it vests in accordance with the provisions of the Agreements. The purchased stock will vest in full seven years from the date of the Agreements, provided the purchaser is still a director of the Company on that date. The purchased stock will also vest in full prior to seven years upon: (1) the purchaser's retirement from the Company's Board of Directors at or after age 70;
(2) the purchaser's death or major disability, (3) the purchaser's resignation from the Company's

Board of Directors due to a conflict of interest or serious illness, and (4) a change of control of the Company (as defined in the Agreements). The purchased shares will not vest and the Company may repurchase all of the purchased shares at a purchase price of $.06-2/3 per share in the event of gross misconduct on the part of the purchaser in the performance of his or her duties as a director of the Company prior to vesting, as determined by majority vote of the Board of Directors. A pro rated amount of the purchased shares may be repurchased by the Company at a purchase price of $.06-2/3 per share in the event the purchaser ceases to be a director of the Company prior to vesting of the purchased shares for any reason other than gross misconduct.

         The Company does not pay any other direct or indirect compensation to directors in their capacity as such.

Related Party Transactions

         Other than the compensation and employment arrangements described above, we have not entered into any transactions with any of our directors or executive officers or their immediate family members in 2007.

         In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions, including any transaction in which any of our directors, director nominees, executive officers or holders of more than 5% of our capital stock have or will have a direct or indirect material interest. If we were to do so, any such transaction would need to be approved by our Audit Committee prior to us entering into such transaction. A report is made to our Audit Committee annually disclosing all related parties that are employed by us and related parties that are employed by other companies that we had a material relationship with during that year, if any. The Audit Committee, as well as the full Board of Directors, reviews any potential transactions which may involve related parties at least once per calendar year.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table provides information, as of December 31, 2007, with respect to shares of the Company's Common Stock that may be issued pursuant to awards under the 1999 Stock Plan, described above, as well as under the Company's prior stock option plans, which plans were replaced by the 1999 Stock Plan. These plans are the Company's only equity compensation plans approved by security holders, and there are no equity compensation plans that have not been approved by security holders. It should be noted that shares of the Company's Common Stock may be allocated to, or purchased on behalf of, participants in the Company's 401(k)/Profit Sharing Plan (described above). Consistent with Securities and Exchange Commission regulations governing equity compensation plans, information relating to shares issuable or purchased under the Company's 401(k)/Profit Sharing Plan is not included from the table below.

--------------------------------------------------------------------------------------------------------------------
                                           (a)                          (b)                          (c)
                                                                                              Number of shares
                                                                                           remaining available for
                                                                                            future issuance under
                                 Number of shares to be      Weighted-average exercise    equity compensation plans
                                 issued upon exercise of        price per share of            (excluding shares
                                  outstanding options,         outstanding options,               reflected
Plan Category                      warrants and rights          warrants and rights            in column (a))
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security                    2,061,159                     $10.05                       723,678
holders
--------------------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by security
holders                                     -                            -                            -
--------------------------------------------------------------------------------------------------------------------
Total                                   2,061,159                     $10.05                       723,678
--------------------------------------------------------------------------------------------------------------------

        Security Ownership of Certain Beneficial Owners and of Management

         The table below sets forth as of April 1, 2008, the number of shares of Common Stock beneficially owned by (i) each director, (ii) each of the Named Executive Officers who is currently an officer of the Company, (iii) each beneficial owner of, or institutional investment manager exercising investment discretion with respect to 5% or more of the outstanding shares of Common Stock known to the Company based upon filings with the Securities and Exchange Commission, and (iv) all directors and executive officers of the Company as a group, and the percentage ownership of the outstanding Common Stock as of such date held by each such holder and group:

                                                                       Amount and Nature of      Percent of
Name and Address of  Beneficial Owner                               Beneficial Ownership (1)      Class (2)
-----------------------------------------------------------------------------------------------------------
 Ashford Capital Management, Inc.(3)                                              1,512,394           8.4%
 Kayne Anderson Rudnick Investment Management, LLC (4)                            1,328,643           7.3%
 Segall, Bryant & Hamill Investment Council (5)                                   1,029,280           5.7%
 Brown Capital Management (6)                                                       909,813           5.0%
 Wellington Management Co. LLP (7)                                                  906,550           5.0%
 Dino A. Rossi (8)*                                                                 451,646           2.5%
 Frank Fitzpatrick (9)*                                                             223,856           1.2%
 David F. Ludwig (10)*                                                              145,722             **
 Kenneth P. Mitchell (11)*                                                           64,779             **
 Paul Richardson (12)*                                                               61,058             **
 Edward L. McMillan (13)*                                                            60,831             **
 Elaine R. Wedral (14)*                                                              48,123             **
 Matthew D. Houston (15)*                                                            30,227             **
 John Televantos(16)*                                                                23,000             **
 Hoyt Ammidon, Jr. (17)*                                                             18,500             **
 Perry Premdas (18)*                                                                  7,250             **
 All directors and executive officers as a group (12 persons)                     1,201,952           6.6%
(19)

 Shares Outstanding  April 1, 2008                                               18,078,425

* Such person's address is c/o the Company, P.O. Box 600, New Hampton, New York 10958.
** Indicates less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company's knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.
(3) Based upon information provided in a Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is P.O. Box 4172, Wilmington, DE 19807.
(4) Based upon information provided in Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067.

(5) Based upon information provided in a Schedule 13F for such entity filed with the SEC. Such entity's address as reported in its Schedule 13F is 10 S. Wacker Dr. Suite 3500. Chicago, IL 60606.
(6) Based upon information provided in a Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is 1201 N. Calvert Street Baltimore, Maryland 21202.
(7) Based upon information provided in a Schedule 13G for such entity filed with the SEC. Such entity's address as reported in its Schedule 13G is
         75 State Street      Boston, MA 02109.
(8) Consists of 380,250 shares such person has the right to acquire pursuant to stock options, 27,000 shares of restricted stock, 13,346 shares held in such person's Company 401(k)/profit sharing plan account, and 31,050 shares held directly.
(9) Consists of 199,275 shares such person has the right to acquire pursuant to stock options, 9,000 shares of restricted stock, 10,518 shares held in such person's Company 401(k)/profit sharing plan account, and 5,063 shares held directly.
(10) Consists of 132,975 shares such person has the right to acquire pursuant to stock options, 5,500 shares of restricted stock and 7,247 shares held in such person's Company 401(k)/profit sharing plan account.
(11) Consists of 38,011 shares such person has the right to acquire pursuant to stock options, 18,500 shares of restricted stock, and 8,268 shared held directly.
(12) Consists of 50,400 shares such person has the right to acquire pursuant to stock options, 8,500 shares of restricted stock and 2,158 shares held in such person's Company 401(k)/profit sharing plan account.
(13) Consists of 41,386 shares such person has the right to acquire pursuant to stock options and 18,500 shares of restricted stock.
(14) Consists of 29,623 shares such person has the right to acquire pursuant to stock options and 18,500 shares of restricted stock.
(15) Consists of 26,700 shares such person has the right to acquire pursuant to stock options, 3,000 shares of restricted stock and 527 shares held in such person's Company 401(k)/profit sharing plan account.
(16) Consists of 4,500 shares such person has the right to acquire pursuant to stock options, and 18,500 shares of restricted stock.
(17)     Consists of 18,500 shares of restricted stock.
(18) Consists of 6,750 shares of restricted stock, and 500 shared held directly
(19) Consists of options to purchase 964,161 shares, 154,750 shares of restricted stock, 37,215 shares in the accounts of six executive officers under the Company's 401(k)/profit sharing plan, and 45,326 shares held by individuals directly.

                                 PROPOSAL NO. 4

          RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

         The Board has selected McGladrey & Pullen LLP ("M&P") as the Company's independent registered public accounting firm for the year ending December 31, 2008. The Company is submitting its selection of M&P for ratification by the stockholders at the Annual Meeting. M&P has audited the Company's financial statements since 2005. Representatives of M&P will be present at the Annual Meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

         The Company's Bylaws do not require that the stockholders ratify the selection of M&P as the Company's independent registered public accounting firm. However, the Company is submitting the selection of M&P to stockholders for ratification as a matter of good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain M&P. Even if the selection is ratified, the Board and the Audit Committee in their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

         During 2007, the Company retained M&P to audit the consolidated financial statements for 2007. In addition, the Company also retained M&P to provide services relating to Management's Assessment of Internal Controls as required by Section 404 of the Sarbanes-Oxley Act, as well as with the preparation of the Company's tax returns and other audit-related and tax-related services. The following table shows the fees paid or accrued by the Company for the audit and other professional services provided by M&P for 2006 and 2007:

                                               2007           2006
                                               ----           ----

         Audit fees (1)                      487,500        305,175

         Audit-related fees (2)               40,688         82,700

         Tax fees (3)                         53,124         32,852

                                           -------------------------

         Total fees                          581,312        420,727
                                           =========================


         (1) Fees relating to audit of the annual consolidated financial statements and quarterly reviews.
         (2) Fees relating to employee benefit plan audit, SEC comment letter and acquisition due diligence.
         (3) Fees for tax compliance, state tax audits, international tax issues and advisory services.

Policy on Pre-Approval of Audit and Non-Audit Services

         All auditing and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services.

Audit Committee Review

         The Audit Committee has reviewed the services rendered by M&P during 2007 and has determined that the services rendered are compatible with maintaining the independence of M&P as the Company's independent registered public accounting firm.

Vote Required; Recommendation of the Board

         The affirmative vote of the majority of the votes cast is required for ratification.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF M&P AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

Audit Committee Report

         The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

         The Board of Directors has appointed an Audit Committee consisting of four directors. Each member of the Audit Committee is independent as defined under the NASDAQ Marketplace Rules applicable to audit committee members. The Board of Directors has adopted a written charter with respect to the Audit Committee's responsibilities. The Audit Committee oversees the Company's internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company's financial reporting process.

         In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2007 with management and discussed the audit with McGladrey & Pullen, LLP ("M&P"), the Company's independent auditors. The Audit Committee also discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. This included a discussion of the independent auditors' judgment as to the quality, not just the acceptability, of the Company's accounting principles as applied to the Company's financial reporting, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received from M&P the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee discussed with M&P and management M&P's independence.

         Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm's responsibility is to express an opinion on the effectiveness of the Company's internal control over financial reporting based on their audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed the

Company's assessment process of internal controls over financial reporting. The Audit Committee reviewed with the independent registered public accounting firm any deficiencies that had been identified during their engagement.

         The Audit Committee also considered whether the provision of non-audit services by M&P to the Company is compatible with M&P's independence. M&P advised the Audit Committee that M&P was and continues to be independent accountants with respect to the Company.

         Based upon the reviews and considerations referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

         The Audit Committee has also recommended the Board of Directors approve the selection of M&P as the Company's independent auditors for 2008.

                                            Hoyt Ammidon, Jr. (Chair)
                                            Edward L. McMillan
                                            Kenneth P. Mitchell
                                            Perry W. Premdas
                                            being the members of the Audit
                                            Committee of the Board of Directors


Quorum Required

         Maryland law and the Company's By-laws require the presence of a quorum for the Meeting, defined as the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting. Abstentions and broker non-votes will be treated as "present" for purposes of determining whether a quorum has been reached.

         Broker non-votes are shares held by brokers or nominees that are present in person or represented by proxy, but are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker or nominee does not have discretion to vote without such instructions. Brokers and nominees generally do not have such discretion when the matter is deemed by Nasdaq to be "non-routine." However, Nasdaq generally considers the election of directors to be a "routine" matter with respect to which brokers and nominees could vote shares held by them in street-name in their discretion absent any instructions received from the beneficial owners of such shares.

Voting Securities

         Stockholders of record on April 24, 2008 (the "Record Date") will be eligible to vote at the Meeting. The voting securities of the Company consist of its Common Stock, $.06-2/3 par value, of which ______________ shares were outstanding on the Record Date. Each share of Common Stock outstanding on the Record Date will be entitled to one vote.

Stockholder Proposals for 2009 Annual Meeting

         From time to time, the stockholders of the Company may wish to submit proposals which they believe should be voted upon by the stockholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual meeting proxy materials. All such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices no later than December __, 2008 in order to be considered for inclusion in the Company's year 2009 proxy materials. With respect to any stockholder proposal not submitted for inclusion in the Company's year 2009 proxy materials, the proxy for such meeting will confer discretionary authority to vote on such proposal unless the Company is notified of such proposal not later than March __, 2009 (45 days prior to the anniversary of the date this Proxy Statement is first being sent to stockholders).

Matters Not Determined at the Time of Solicitation

         The Board of Directors is not aware of any matters to come before the Meeting other than as described above. If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

         Approval of any other matter that may come before the Annual Meeting will be determined by the vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting and voting on such matters. With respect to an abstention, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matter. With respect to broker non-votes, the shares will not be considered entitled to vote at the Annual Meeting for such matter and the broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matter by reducing the total number of shares from which the majority is calculated.


New Hampton, New York
----------


         The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2007 is being mailed to stockholders with these proxy materials. The Annual Report does not form part of these proxy materials for the solicitation of proxies.

EXHIBIT A


                               BALCHEM CORPORATION

                              ARTICLES OF AMENDMENT

Balchem Corporation, a Maryland corporation, hereby certifies to the Department of Assessments and Taxation of Maryland that:

1. The charter of Balchem Corporation (the "Corporation") is hereby amended by deleting existing Article FOURTH in its entirety and substituting in lieu thereof a new article to read as follows:

"FOURTH: The total number of shares of stock which the Corporation has authority to issue is sixty-two million (62,000,000) shares consisting of sixty million (60,000,000) shares of common stock, $.06 2/3 par value per share, and two million (2,000,000) shares of preferred stock, $25.00 par value per share. The aggregate par value of all authorized shares of all classes having a par value is fifty-four million two thousand dollars ($54,002,000).

Subject to the provisions of Section 2-105 of the Maryland General Corporation Law, the board of directors of the Corporation is authorized to issue the preferred stock of the Corporation, from time to time, in one or more series, each series to be with such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as the board of directors shall determine. Each share of any series of preferred stock shall be identical with all other shares of that series.

Except as otherwise provided by law, or as authorized by the board of directors of the Corporation, all right to vote and all voting power incident to the Corporation's stock shall be vested exclusively in the holders of the common stock, which shares shall also have all of the rights not specifically granted to the preferred stock. The holders of the preferred stock shall not be entitled to notice of any meeting of stockholders except as authorized by the board of directors or as may be specifically required by law."

2. The amendment to the charter of the Corporation as hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation as required by law.

3. The total number of shares of all classes of stock which the Corporation had authority to issue immediately prior to this amendment was twenty-seven million (27,000,000) shares consisting of twenty-five million (25,000,000) shares of common stock, $.06 2/3 par value per share, and two million (2,000,000) shares of preferred stock, $25.00 par value per share. The aggregate par value of all such authorized shares of all classes having a par value is fifty-one million six hundred sixty-seven thousand and five hundred dollars ($51,667,500).

4. The total number of shares of all classes of stock which the Corporation has authority to issue, pursuant to the charter of the Corporation as hereby amended, is sixty-two million (62,000,000) shares consisting of sixty million (60,000,000) shares of common stock, $.06 2/3 par value per share, and two million (2,000,000) shares of preferred stock, $25.00 par value per share. The aggregate par value of all authorized shares of all classes having a par value is fifty-four million two thousand dollars ($54,002,000).

5. The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested to by its Secretary as of the ____ day of _________, 2008.

ATTEST:                                             BALCHEM CORPORATION



_______________________________              By: _______________________________
Matthew D. Houston, Secretary                       Dino A. Rossi, President

EXHIBIT B
SECOND AMENDED AND RESTATED 1999 STOCK PLAN

                               BALCHEM CORPORATION
                           SECOND AMENDED AND RESTATED
                                 1999 STOCK PLAN


         1. Purpose. The Second Amended and Restated Balchem Corporation 1999 Stock Plan (the "Plan") is intended to provide Balchem Corporation, a Maryland corporation (the "Company"), with a means of attracting and retaining the services of key persons and to advance the interests of the Company and its stockholders by affording to certain persons, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company, by providing (a) to the officers and other employees of the Company and any present or future parent or subsidiaries of the Company (collectively, "Related Companies") opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and directors emeritus of and consultants to the Company and Related Companies opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option(s)"); (c) to directors, officers, employees and directors emeritus of and consultants to the Company and Related Companies opportunities to make direct purchases of stock in the Company ("Purchases"); and (d) to directors, officers, employees, directors emeritus and consultants of the Company and Related Companies awards of stock and equity interests in the Company, including stock appreciation rights (SARs), restricted stock and performance share awards ("Performance Shares") (collectively referred to herein as "Awards"). Both ISOs and Non-Qualified Options are referred to hereinafter individually as an "Option" and collectively as "Options". Options, authorizations to make Purchases and Awards are referred to hereafter collectively as "Stock Rights". As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in
Section 424 of the Code.

         2. Administration of the Plan.

            (a) Board or Committee Administration. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may appoint a Compensation Committee (the "Committee") to administer the Plan consisting of two or more persons. The Board, if it deems it advisable, may cause such Committee to consist solely of persons who qualify as both (i) "non-employee directors", within the meaning of Rule 16b-3 or any successor provision ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended, and (ii) "outside directors", within the meaning of Section 162(m)(4)(C)(i) of the Code. To the extent required by Rule 16b-3, with respect to specific grants of Stock Rights, the Plan shall be administered in accordance with Rule 16b-3. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Companies (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, authorizations to make Purchases and Awards may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price, in either case, shall not be less than fair market value per share of Common Stock (as defined herein) on the date of such grant, and in the case of ISOs, shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as vesting, forfeiture, rights of first refusal and repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any, and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. Nothing contained herein shall limit the right or authority of the Board to act on all matters as to which authority is or may be granted to the Committee. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

            (b) Committee Action. The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in the Plan to the Committee shall mean the Board if no Committee has been appointed or if the Board determines to act in lieu of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

            (c) Grant of Stock Rights to Board Members. Stock Rights may be granted to members of the Board consistent with the provisions of paragraph 2(a) above, if applicable. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of the Plan applicable to other eligible persons. Consistent with the provisions of paragraph 2(a) above, members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act solely in his capacity as a member of the Committee and not as a member of the Board, upon the granting to him of Stock Rights, it being understood that, except as otherwise required by applicable law, such member may take part in a vote or action by the Board itself (rather than by the Committee if then constituted and acting), and that any such member who does not so act may nevertheless be counted in determining the existence of a quorum at any meeting of the Board during which action is taken, with respect to the granting to him of Stock Rights.

            (d) Stock Appreciation Rights.

                (i) Grant and Exercise. SARs may be granted separate from or in conjunction with all or part of any Option granted under the Plan and shall be nontransferable except that a SAR shall be transferable upon transfer of the related Option. In the case of a Non-Qualified Options, SARs may be granted either at or after the time of the grant of such Option. In the case of an ISO, SARs may be granted only at the time of the grant of such Option.

                    (A) A SAR or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise determined by the Committee, in its sole discretion at the time of grant, a SAR granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the number of shares covered by an exercise or termination of the related Option exceeds the number of shares not covered by the SAR. A SAR not granted in connection with an Option shall terminate at the time specified in the grant.

                    (B) A SAR granted in connection with an Option may be exercised by an optionee, in accordance with Section 2(d)(ii) of the Plan, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 2(d)(ii) of the Plan. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related SARs have been exercised. A SAR not granted in connection with an Option may be exercised by the grantee's delivery to the Committee of a notice of exercise, in the form prescribed by the Committee.

                (ii) Terms and Conditions. SARs shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, in its sole discretion, including the following:

                    (A) SARs shall be exercisable only at such time or times established by the Committee. SARs granted in connection with Options shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable.

                    (B) Upon the exercise of a SAR, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the base amount established by the Committee, multiplied by the number of shares in respect of which the SAR shall have been exercised, with the Committee having the right to determine the form of payment. In the case of a SAR granted in connection with an Option the base amount shall be the exercise price of the related Option. If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

                    (C) Upon the exercise of a SAR, the Option or part thereof to which such SAR is related, if any, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 of the Plan on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares issued under the SAR at the time of exercise based on the value of the SAR at such time.

                    (D) A SAR granted in connection with an Option may be exercised only if and when the market price of the Common Stock subject to the Option exceeds the exercise price of such Option.

                    (E) In the event of a Change of Control, all SARs remaining subject to forfeiture shall immediately cease to be subject to forfeiture, shall be deemed exercised and cash or a stock certificate or stock certificates representing the proceeds of such exercise shall be delivered to the grantee.

            (e) Restricted Stock.

                (i) Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may condition the vesting of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion, at the time of the award. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

                (ii) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. The purchase price for shares of Restricted Stock may be zero, unless a higher price is required by applicable law. Each person receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such person, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Second Amended and Restated Balchem Corporation 1999 Stock Plan and an Agreement entered into between the registered owner and the Balchem Corporation. Copies of such Plan and Agreement are on file in the principal corporate offices of Balchem Corporation."

The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the Common Stock covered by such award.

                (iii) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 2(e) shall be subject to the following restrictions and conditions:

                    (A) During a period set by the Committee commencing with the date of such award (the "Restriction Period"), the grantee shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. The Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                    (B) Except as provided herein, the grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive cash dividends, if any. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock to the extent shares are available under
Section 5 of the Plan. Such dividends shall be converted into additional shares of Restricted Stock by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of shares of Restricted Stock then credited by (ii) the fair market value per share of Common Stock on the payment date for such dividend. The additional shares of Restricted Stock credited by reason of such dividend equivalents shall be subject to all the terms and conditions of the shares of Restricted Stock to which they relate.

                    (C) Subject to the applicable provisions of the award agreement and this Section 2(e), upon termination of a grantee's service with the Company for reasons other than death or Disability during the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the grantee. Subject to the provisions of the Plan, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Committee shall deem appropriate in its sole discretion. Upon the death or Disability of a grantee during the Restriction Period, the Committee may, in its sole discretion, cause all Restricted Stock remaining subject to forfeiture to immediately cease to be subject to forfeiture and a stock certificate or stock certificates representing such shares of Common Stock to be issued and delivered to the grantee or the grantee's estate, as the case may be.

                    (D) In the event of hardship or other special circumstances of a grantee whose service with the Company is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such grantee's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

                    (E) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be promptly delivered by the Corporation to the grantee, if retained by the Company.

                    (F) In the event of a Change of Control, all Restricted Stock remaining subject to forfeiture shall immediately cease to be subject to forfeiture and a stock certificate or stock certificates representing such shares of Common Stock to be issued and delivered to the grantee.

            (f) Performance Shares.

                i) Awards and Administration. The Committee shall determine the persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any such person, the duration of the period (the "Performance Period") during which, and the conditions under which, receipt of the shares of Stock will be deferred, and the other terms and conditions of the award in addition to those set forth below. The Committee may condition the receipt of shares of Stock pursuant to a Performance Share award upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion. The provisions of Performance Share awards need not be the same with respect to each Participant, and such awards to individual Participants need not be the same in subsequent years.

                (ii) Terms and Conditions. Performance Shares awarded pursuant to this Section 2(f) shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

                (iii) Conditions. The Committee, in its sole discretion, shall specify the Performance Period during which, and the conditions under which, the receipt of shares of Stock covered by the

Performance Share award will be earned. The Performance Period shall be no less than three (3) months and not longer than five (5) years from the grant date of the Performance Shares.

                (iv) Stock  Certificate.  At the  expiration of the  Performance
Period or interim earn out performance periods, if the Committee, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied, a stock certificate or stock certificates representing the number of shares of Stock covered by the Performance Share award shall be issued and delivered to the grantee. A grantee shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to the Performance Shares unless and until a stock certificate or stock certificates representing such shares of Common Stock are issued to such grantee.

                (v) Death, Disability or Retirement. Subject to the provisions of the Plan, if a grantee terminates service with the Company during a Performance Period because of death, disability or retirement, such grantee (or his estate) shall be entitled to receive, at the expiration of the Performance Period, a percentage of Performance Shares that is equal to the percentage of the Performance Period that had elapsed as of the date of termination, provided that the Committee, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied. In such event, a stock certificate or stock certificates representing such shares of Common Stock shall be issued and delivered to the grantee or the grantee's estate, as the case may be.

                (vi) Termination of Service. Unless otherwise determined by the Committee at the time of grant, the Performance Shares will be forfeited upon a termination of service during the performance period for any reason other than death, disability or retirement.

                (vii) Change of Control. In the event of a Change of Control, all conditions applicable to the Performance Shares shall terminate and a stock certificate or stock certificates representing shares of Common Stock subject to the Performance Shares shall be issued and delivered to the grantee.

            3. Eligible Employees and Others. ISOs may be granted to any employee of the Company or any Related Company. Those officers and directors of the Company who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, authorizations to make Purchases and Awards may be granted to any director (whether or not an employee), officer, employee, or director emeritus of or consultant to the Company or any Related Company. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant such individual a Stock Right. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

            4. Stock. The stock subject to Options, Purchases and Awards shall be authorized but unissued shares of Common Stock of the Company, par value six and two-thirds cents ($0.06 2/3) per share ("Common Stock"), or shares of Common Stock re-acquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 4,000,000 shares, all of which may be used for grants of ISOs, and subject to adjustment as provided in paragraph
13. Any such shares may be issued as Awards or pursuant to excersises of ISOs or Non-Qualified Options, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such aggregate number, as adjusted or amended from time to time by a vote of stockholders or otherwise pursuant to paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall again be available for grants of Stock Rights under the Plan. The maximum number of shares as to which Options, Purchases and Awards may be granted to any particular individual in any calendar year shall be 150,000, subject to adjustment as provided in paragraph 13.

            5. Granting of Stock Rights.

                (a) Stock Rights may be granted under the Plan at any time on or after April 9, 2008 and prior to April 8, 2018. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant. The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 17.

                (b) Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Stock Rights pursuant to the Plan are in all respects subject to approval of the Plan, and the Plan and such Stock Rights granted under it shall be of no force or effect unless and until, and no Stock Rights granted hereunder shall in any way vest or become exercisable in any respect unless and until, approval of the Plan is obtained, by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval, in form and substance satisfactory to counsel for the Company. In the event that such stockholder approval as aforesaid has not been received by the first anniversary of the date of adoption of the Plan by the Board, then in such event the Plan and any Stock Rights granted under the Plan shall become null and void, and, upon the occurrence of such stockholder approval, the Plan and such Stock Rights shall become effective as of the date of the adoption by the Board of the Plan or the grant of such Stock Rights, as the case may be.

            6.  Minimum ISO Price; ISO Limitations.

                (a) Price for ISOs. The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

                (b) $100,000 Annual Limitation on ISOs. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under the Plan and all incentive stock option plans of the Company and any Related Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase, pursuant to the exercise of incentive stock options (that is, ISOs), more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. This provision is intended to impose the annual vesting limitation contained in Section 422(b)(7) of the Code and shall be interpreted consistently therewith. Any Options granted to an employee in excess of such amount will be treated as Non-Qualified Options.

                (c) Determination of Fair Market Value. If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange and is reported on the NASDAQ National Market List; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange and is not then reported on the NASDAQ National Market List. However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length and the regulations issued by the IRS under Code Section 409A.

            7. Option Duration. Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant, and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company. Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

            8. Exercise of Option. Subject to the provisions of paragraphs 9 through 12, each option granted under the Plan shall be exercisable as follows:

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

                (a) Full Vesting or Partial Vesting. The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                (b) Full Vesting of Installments. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                (c)  Partial  Exercise.   Each  Option  or  installment  may  be
exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                (d) Acceleration of Vesting. Options granted under the Plan shall be subject to the accelerated vesting requirements of Section 14 below.

            9.  Termination  of  Employment.  If an ISO  optionee  ceases  to be employed by the Company and all Related Companies other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of sixty (60) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Company to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Companies, so long as the optionee continues to be an employee of the Company or any Related Company. No grant shall constitute an employment contract. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Company for the length of any vesting schedule or for any portion thereof or for any other period of time.

            10. Death; Disability.

                (a) Death. If an ISO optionee ceases to be employed by the Company and all Related Companies by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee's death.

                (b) Disability. If an ISO optionee ceases to be employed by the Company and all Related Companies by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

            11. Transferability. The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an optionee (other than any intended to qualify as ISOs) to be on terms which permit transfer by such optionee to Family Members of the optionee, provided that (i) any such transfer is not a transfer for value, (ii) the stock option agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph 11, (iii) the specific transfer must be approved by the Committee, and (iv) subsequent transfers of the transferred Options shall be prohibited (except for a transfer to a Family Member of the optionee from another Family Member of the optionee which otherwise complies with the foregoing requirements). For purposes hereof, a "Family Member" of an optionee includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, brother-in-law, or sister-in-law, of the optionee, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee of the

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

optionee), a trust in which above-described Family Members have more than fifty percent of the beneficial interest, a foundation in which such above-described Family Members (or the optionee) control the management of assets, and any other entity in which such above-described Family Members (or the optionee) own more than fifty percent of the voting interests. The following transactions shall not be deemed transfers for value: (A) a transfer under a domestic relations order in settlement of marital property rights; and (B) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the optionee) in exchange for an interest in that entity. Except with respect to Options that shall be transferred in accordance with this paragraph 11, all Options shall be exercisable during the lifetime of the grantee only by him. Following a transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, for purposes of paragraph 16, the term "optionee" or "grantee" shall be deemed to refer to the transferee. The events of termination of employment under paragraph 9 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods, specified in paragraph 9, and the Company shall have no obligation to provide notice to a transferee of any early termination of an Option on account of termination of the employment of the original optionee or otherwise. The original optionee shall remain subject to withholding taxes upon exercise.

            12. Terms and Conditions. Options and other Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 2 through 11 hereof, as applicable, and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options or issued or otherwise acquired pursuant to other Stock Rights. Without limiting the foregoing, the Committee may provide in connection with the grant of a Stock Right for the termination and/or cancellation of such Stock Right if the grantee's employment shall be terminated for cause. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, and/or to such termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

            13. Adjustments. Upon the occurrence of any of the following events, an optionee's rights with respect to options granted to him under the Plan shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such
Option:

                (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                (b) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company under the Plan (the "Successor Board"), shall, as to outstanding Options, take one or more of the following actions: (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options, or make provision for the exchange of such Options for, the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition (less the exercise price thereof not paid); or (ii) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options any equity securities of the successor corporation; or (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days from the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value (determined as of the date in question in a manner consistent with paragraph 6(c)) of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof; or (v) accelerate the date of exercise of such Options or of any installment of any such Options; or (vi) terminate all Options in exchange on an equitable

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

basis for the grant of similar stock options for the purchase of shares of capital stock of any successor corporation; or (vii) any combination of any of the foregoing referred to in clauses (i) through (vi) above.

                (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

                (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

                (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                (h) Adjustments. Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan, and the maximum number of shares as to which Options may be granted to any one individual, as provided in paragraph 4, shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made under the Plan receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or
(c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

            14. Change of Control.

                (a) "Change of Control" means the occurrence of any of the following events:

                    (i) the acquisition or holding by any Person of combined voting power of fifty percent (50%) or greater of the then outstanding equity securities of the Company;

                    (ii) consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale of all or substantially all the assets of the Company to another entity, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

                    (iii) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

                    (iv)  any  other   event,   including   a  merger  or  other
transaction, which the Committee designates as a Change in Control with respect to the Company.

                    (v) Notwithstanding the foregoing, in the event of any Award subject to Code Section 409A, Change of Control shall mean a Change of Control as provided under Code Section 409A and the regulations issued thereunder.


                (b) Unvested Awards. Notwithstanding any provision in this Plan or any Award agreement, in the event of a Change of Control, as defined in paragraph (a) above, (i) all outstanding Options and SARs shall vest immediately and become exercisable in full, (ii) the restrictions applicable to any outstanding shares of Restricted Stock shall lapse, (iii) the Performance Period applicable to any outstanding Performance Shares shall lapse, and (iv) the performance goals applicable to any outstanding Performance Shares shall be deemed to be satisfied.

            15. Means of Exercising  Stock Rights. A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise (determined as of the date in question in a manner consistent with paragraph 6(c)) to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest Applicable Federal Rate, as defined in Section 1274(d) of the Code, or (d) in the discretion of the Committee, by delivery (including by telecopier) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) or (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

            16. Term and Amendment of Plan. The Plan shall expire on April 7, 2018 (except as to Options outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(a) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph
13); and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 16, in no event may action of the Board or stockholders amending the Plan alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

            17. Conversion of ISOs into Non-Qualified Options; Termination of ISOs. The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

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

            18. Application of Funds. The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

            19. Governmental Regulation. The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

            20. Withholding of Income Taxes. Upon the exercise of a Non-Qualified Option, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 21), the exercise of an Option transferred by the original optionee in accordance with paragraph 11, the award of vested shares of Common Stock, or the vesting of restricted Common Stock acquired pursuant to a Stock Right under the Plan, the Company, may require the optionee, purchaser, grantee or original optionee to pay to the Company in cash an amount equal to all applicable withholding taxes in respect of the amount that is considered compensation includable in such person's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the making of a Purchase of Common Stock for less than its fair market value, (iii) the Awards of vested shares of Common Stock, (iv) the vesting of restricted Common Stock acquired pursuant to a Stock Right, or (i) the exercise of a transferred Option, on the grantee's payment of such amount.

            21. Notice to Company of Disqualifying Disposition. Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO. A "Disqualifying Disposition" is any disposition (including any sale) of such Common Stock before the later of
(a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO. If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

            22. Governing Law; Construction. The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Maryland or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

            23. Qualified Performance-Based Compensation.

                (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that SARs, Restricted Stock or Performance Shares granted to an employee shall be considered "qualified performance-based compensation" under Code section 162(m). The provisions of this Section 23 shall apply to any such grants that are to be considered "qualified performance-based compensation" under Code section 162(m). To the extent that grants of SARs, Restricted Stock or Performance Shares are designated as "qualified performance-based compensation" under Code section 162(m) are made, no such grant may be made as an alternative to another grant that is not designated as "qualified performance based compensation" but instead must be separate and apart from all other grants made.

                (b)  Performance   Goals.   When  SARs,   Restricted   Stock  or
Performance Shares that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Code section 162(m) for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

                (c) Criteria Used for Objective Performance Goals. In setting the performance goals for grants designated as "qualified performance-based compensation" pursuant to this Section 23, the Committee shall use objectively determinable performance goals based on one or more of the following criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, operating cash flow, return on net assets, return on shareholders' equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, market share, or strategic business criteria consisting of one or more Corporation objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, goals relating to acquisitions or divestitures, or any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the employee's business unit or the performance of the Corporation as a whole, or any combination of the foregoing. Performance goals need not be uniform as among employees.

                (d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

                (e) Announcement of Results. The Committee shall certify and announce the results for the performance period to all grantees after the Corporation announces the Corporation's financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the applicable grants for the performance period shall be forfeited or shall not be paid, as applicable.

                (f) Death, Disability or Other Circumstances. The Committee may provide that grants shall be payable or restrictions shall lapse, in whole or in part, in the event of the grantee's death or disability during the performance period, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Code section 162(m).

                (g) Shareholder Approval for "Qualified Performance-Based Compensation." If SARs, Restricted Stock or Performance Shares are to be granted as "qualified performance-based compensation", the Plan must be re-approved by the Company's shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan, if additional grants are to be made under Section 23 and if required by section 162(m) of the Code or the regulations thereunder. Any such re-approval shall not affect outstanding grants made within the five-year period following the year in which the previous approval was obtained.

            24. Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a grantee or optionee by the Company, nothing contained herein shall give any such grantee or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of Common Stock or with respect to awards hereunder.

            25. No Right to Continued Employment. The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

            26. Section 409A Compliance. This Plan is intended to comply with the requirements of Code Section 409A, and the regulations issued thereunder. To the extent of any inconsistencies with the requirements of Code Section 409A, the Plan shall be interpreted and amended in order to meet such Code Section 409A requirements. Notwithstanding anything contained in this Plan or in any amendments attached hereto to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions Code Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

                                 REVOCABLE PROXY
                               BALCHEM CORPORATION

[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE

                          PROXY SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                 FOR THE ANNUAL MEETING TO BE HELD JUNE 12, 2008

The undersigned hereby appoints Dino A. Rossi, Francis J. Fitzpatrick and David Ludwig, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Balchem Corporation scheduled to be held on June 12, 2008, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

The undersigned hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.


                         Please be sure to sign and date
                          this Proxy in the box below.


                        ---------------------------------
                                      Date


                        ---------------------------------
                             Stockholder sign above


                        ---------------------------------
                          Co-holder (if any) sign above

------------------------------------------------------------------------------------------------
Election of Directors:                              For All      Withhold All   For All Except*
Election of two (2)
Class 3 Directors                                     [ ]            [ ]              [ ]

Nominees for Election as Class 3 Directors:
Perry W. Premdas and Dr. John Y. Televantos

------------------------------------------------------------------------------------------------
Proposal to approve an amendment to the               For          Against          Abstain
Articles of Incorporation increasing the
number of authorized shares of Common                 [ ]            [ ]              [ ]
Stock from 25,000,000 to 60,000,000.

------------------------------------------------------------------------------------------------
Proposal to approve the amendments to the             For          Against          Abstain
Amended and Restated 1999 Stock Plan
                                                      [ ]            [ ]              [ ]
------------------------------------------------------------------------------------------------
Ratification and approval of the appointment          For          Against          Abstain
of McGladrey and Pullen, LLP, as the
Company's independent registered                      [ ]            [ ]              [ ]
accounting firm for the year 2008
------------------------------------------------------------------------------------------------

*INSTRUCTION: To withhold authority to vote for any one or more individual nominee(s) for election to the Board of Directors, mark "For All Except" and write the name of such nominee in the space provided below:

----------------------------------------------------------------

The proxies are directed to vote as specified and in their discretion on all other matters coming before the Annual Meeting. If no direction is made, the proxies will vote: FOR the nominees for election as Directors named above; FOR the ratification and approval of the appointment of McGladrey and Pullen, LLP, as the Company's independent registered accounting firm for the year 2008; FOR the proposal to amend the Articles of Incorporation as described above; and FOR the approval of the amendment to the Amended and Restated 1999 Stock Plan.

The Board of Directors recommends a vote: FOR each named nominee for election as a Director; FOR the ratification and approval of the appointment of McGladrey and Pullen, LLP, as the Company's independent registered accounting firm for the year 2008; FOR the proposal to amend the Articles of Incorporation as described above; and FOR the approval of the amendment to the Amended and Restated 1999 Stock Plan.

PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If the signer is a corporation, please sign full corporate name by duly authorized officer. If a partnership or a limited liability company, please sign in partnership or limited liability company name by authorized persons.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY